SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]	Preliminary Proxy Statement	[_]	Soliciting Material Pursuant to Rule 14a-12
[_]	Confidential, For Use of the
Commission Only (as permitted
by Rule 14a-6(e)(2))
[_]	Definitive Proxy Statement
[_]	Definitive Additional Materials

Foster Wheeler Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

FOSTER WHEELER LTD.
PERRYVILLE CORPORATE PARK
CLINTON, NEW JERSEY 08809-4000

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2006

          The annual meeting of shareholders of Foster Wheeler Ltd. will be held at the offices of Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey, on May 9, 2006, at 9:00 a.m. for the following purposes:

1.	To elect three directors, for terms expiring in 2009.
2.

To approve the recommendation of the Audit Committee to appoint PricewaterhouseCoopers LLP as Foster Wheeler Ltd.’s independent auditors for 2006, to make such appointment, and to authorize the board of directors, acting through its Audit Committee, to set the independent auditors’ remuneration.

3.

To approve the shareholder resolution set forth on Annex A providing for an increase in the authorized share capital of the Company by 73,610,000 additional Common Shares of par value US$0.01 each, so that the number of authorized common shares will increase from approximately 74 million to approximately 148 million.

4.	To approve the Foster Wheeler Ltd. Omnibus Incentive Plan, attached as Annex B.
5.

To approve an amendment to the bye-laws pursuant to the shareholder resolution set forth in Annex C, so that the bye-law stating that the authorized capital of the Company consists of common shares and preference shares will no longer refer to specific numbers of shares.

6.	To address any other matters that properly come before the annual general meeting of shareholders and any adjournments or postponements thereof.

          The Company’s audited financial statements for the year ended December 30, 2005 will be presented at the annual general meeting.

          All registered holders of Foster Wheeler Ltd.’s common shares at the close of business on March 13, 2006 are entitled to notice of, and to vote at, the meeting and any postponements or adjournments of the meeting. This proxy statement and the accompanying proxy card(s) are being sent to shareholders on or about April ___, 2006.

          We ask that you please be sure to date, sign and return the enclosed proxy card(s) in the enclosed, postage-paid envelope as promptly as possible, or appoint a proxy to vote your shares by using the telephone or Internet, as described in the attached proxy statement, so that your shares may be represented at the meeting and voted in accordance with your wishes.

          Important note to holders of common shares and fractional common shares: If you hold both common shares and fractional common shares, please be sure to sign and return all proxy cards that have been mailed to you to ensure that all of your shares are represented at the annual meeting.

          Admission to the annual general meeting will be by ticket only. If you are a registered shareholder planning to attend, please check the appropriate box on the proxy card or, if you appoint a proxy by Internet or telephone, indicate your plans to attend when prompted. In all cases, retain the bottom portion of the proxy card as your admission ticket to the meeting. If you are a shareholder whose shares are held through an intermediary such as a bank or broker, follow the instructions in the proxy statement to obtain a ticket.

By Order of the Board of Directors

LISA FRIES GARDNER
Vice President & Secretary

______ ___, 2006

          YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY RETURN YOUR SIGNED PROXY IN THE ENCLOSED ENVELOPE OR DIRECT THE VOTING OF YOUR SHARES BY TELEPHONE OR INTERNET AS DESCRIBED ON YOUR PROXY CARD.

FOSTER WHEELER LTD.
PERRYVILLE CORPORATE PARK
CLINTON, NEW JERSEY 08809-4000

PROXY STATEMENT

For the Annual General Meeting of Shareholders
to be held May 9, 2006

          This proxy statement is furnished to shareholders in connection with the solicitation of proxies on behalf of the Board of Directors of Foster Wheeler Ltd. (hereinafter the “Company” or “Foster Wheeler”) to be voted at the Company’s Annual General Meeting of Shareholders to be held on May 9, 2006, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. This proxy statement and the accompanying proxy are being sent to shareholders on or about ______ ___, 2006. If you own both common and fractional common shares, please be sure to sign and return all proxy cards to ensure that all of your shares are represented at the annual meeting.

          Shares represented by valid proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. A proxy may be revoked by signing another proxy card with a later date and returning it to us prior to the meeting, appointing a proxy by telephone or on the Internet prior to the meeting, or attending the meeting in person and casting a ballot.

          A copy of the Company’s Annual Report on Form 10-K, including audited financial statements for the fiscal year ended December 30, 2005, filed with the Securities and Exchange Commission on March 3, 2006, is enclosed with this proxy statement. In addition, the Annual Report on Form 10-K is also available on Foster Wheeler’s web site at http://www.fwc.com.

          The Board of Directors has fixed the close of business on March 13, 2006, as the record date for determination of shareholders entitled to notice of and to vote at the meeting or adjournments thereof. As of March 13, 2006, the issued and outstanding voting shares of the Company consisted of 66,556,048 common shares.

          Admission to the meetings will be by ticket only. For registered shareholders, the bottom portion of the enclosed proxy card is your meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets by writing to the Office of the Secretary, Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey, 08809-4000, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding your shares, confirming beneficial ownership.

PART I

THE ANNUAL MEETING

Time, Date and Place

          The annual general meeting of shareholders will be held at 9:00 a.m. on Tuesday, May 9, 2006, at the offices of the Company located at Perryville Corporate Park, Clinton, New Jersey.

Record Date

          Only registered holders of common shares at the close of business on March 13, 2006, as shown in Foster Wheeler’s register of members, will be entitled to vote, or to grant proxies to vote, at the annual meeting.

Quorum

          The Company’s bye-laws require the presence of a quorum for the annual meeting. The presence at the annual meeting, in person or by proxy, of shareholders holding in excess of 50% of the total issued common shares will constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum at the annual meeting.

Proxies

          A proxy card is being sent to each Foster Wheeler common shareholder who held shares as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals presented in one of three ways which are explained in the next section entitled “How You Can Vote”. If you hold shares through someone else, such as a stock broker, in the name of a bank, or other nominee, you will receive voting instructions from that firm. Check the voting form(s) provided to you by such person to see if they offer Internet or telephone voting.

          If you have timely submitted your properly executed proxy card(s) or appointed a proxy to vote your shares by telephone or by Internet and clearly indicated your votes, your shares will be voted as indicated. If you have timely submitted your properly executed proxy card(s) and have not clearly indicated your vote on any of the proposals, your shares will be voted “FOR” such proposals.

          If any other matters are properly presented at the annual meeting for consideration, the persons named in the proxy will have the discretion to vote on these matters in accordance with their best judgment.

How You Can Vote

          Each issued common share is entitled to one vote at the annual meeting. Pursuant to Securities and Exchange Commission Rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to vote ‘‘for’’, ‘‘against’’ or ‘‘abstain’’ on a proposal, or to withhold authority to vote for one or more of the nominees for director.

          You may vote by proxy or in person at the meetings. If your shares are held in your name, you can vote by proxy in three convenient ways:

By Telephone:

          Please refer to you proxy card for instructions. Voting by telephone is available 24 hours a day, seven days a week. Have your proxy card in hand when you phone. Easy-to-follow voice prompts allow you to direct the vote of your shares and confirm that your instructions have been properly recorded. In order for your shares to be represented at the annual meeting, your telephone proxy must be received by 11:59 p.m. Eastern Time on May 8, 2006. You can also consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you use this telephone service, you do NOT need to return your proxy card. If you plan to attend the meeting, please retain the bottom portion of the proxy card as your admission ticket and please respond to the question asking whether you plan to attend the annual meeting.

By Internet:

          Please refer to your proxy card for instructions. The web site is available 24 hours a day, seven days a week. Have your proxy card in hand when accessing the website. In order for your shares to be represented at the annual meeting, your vote must be received by 11:59 p.m. Eastern Time on May 8, 2006. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you use this Internet service, you do NOT need to return your proxy card. If you plan to attend the meeting, please retain the bottom portion of the proxy card as your admission ticket and please respond to the question asking whether you plan to attend the annual meeting.

By Mail:

          If you choose to return your executed proxy by mail, mark your proxy card, date and sign it, and return it in the enclosed postage-paid envelope. If you misplaced your business reply envelope, you should mail your proxy card to Mellon Investor Services LLC, Proxy Processing, P.O. Box 3510, South Hackensack, New Jersey 07606-9210. If you plan to attend the annual meeting, please retain the bottom portion of the proxy card as your admission ticket. If you own both common and fractions of common shares, please be sure to sign and return all proxy cards that have been mailed to you, to ensure that all of your shares are represented at the annual meeting.

          Under applicable Bermuda law, a company’s bye-laws may provide requirements for shareholders to appoint proxies to vote their shares at general meetings of shareholders. Section 42 of the Company’s bye-laws provides alternative procedures for a shareholder to appoint a proxy, including by written instrument, by electronic means or as otherwise determined by the

Board of Directors and further provides that the decision of the chairman of any general meeting as to the validity of any proxy shall be final.

          If you hold your Foster Wheeler shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when directing the voting of your shares.

Revocation of Proxy

          If you appoint a proxy, you may revoke that proxy at any time before it is voted at such meeting. You may do this by (a) signing another proxy card with a later date and returning it to Mellon Investor Services LLC prior to such meeting, (b) voting or re-voting by telephone or on the Internet in the manner and prior to the deadline set forth above under “How You Can Vote--By Telephone,” or “How You Can Vote--By Internet,” as applicable, or (c) attending such meeting in person and casting a ballot. Later appointments of proxies by telephone or Internet will supersede and cancel earlier appointments of proxies. If you hold your Foster Wheeler shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking any previously granted proxy.

Validity

          The inspectors of election will determine all questions as to the validity, form, eligibility, including time of receipt, and acceptance of proxies. Their determination will be final and binding. The Board of Directors has the right to waive any irregularities or conditions as to the manner of voting. The Company may accept your proxy by any form of written or electronic communication so long as it is reasonably assured that the communication is authorized by you.

Solicitation of Proxies

          The expense of preparing, printing and mailing this proxy statement and the accompanying material will be borne by the Company. Solicitation of individual shareholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by officers and regular employees of the Company who will receive no additional compensation for such activities. In addition, the Company has retained Morrow & Co., Inc. to solicit proxies from brokers and nominees at a cost of US$8,500 plus reimbursement for out-of-pocket expenses. The Company will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

PART II

PROPOSAL 1

ELECTION OF DIRECTORS

          In accordance with our bye-laws and pursuant to a resolution adopted by the Board of Directors on February 26, 2002, the Board of Directors was divided into three classes, with one class of directors to be selected each year for a three year term.

          The term of directors in one class expires in 2006. Pursuant to a recommendation by the Company’s Governance and Nominating Committee, the Board of Directors has unanimously nominated the three directors in this class, Diane C. Creel, Robert C. Flexon and James D. Woods, as nominees for election to the Board of Directors for terms expiring in 2009. Diane C. Creel and James D. Woods will each complete their terms on the Board in May 2006. Mr. Flexon was unanimously elected pursuant to a recommendation of the Company’s Governance and Nominating Committee, and in accordance with Bye-law 14(1), by the Board of Directors effective May 1, 2006.

          The proxy agents of the Board of Directors intend to vote for the election of the nominees named below, unless instructed otherwise. If any eligible nominee becomes unable to accept nomination or election, proxies will be voted for those remaining, and the Board of Directors will either reduce the size of the Board, or select substitute nominees after identifying suitable candidates. The bye-laws provide that the Board of Directors shall consist of not less than three and not more than twenty directors as shall be fixed from time to time by the Board. The Board of Directors has resolved that the Board shall be comprised of eight directors.

          Following is the name, principal occupation, age, and certain other information, as of March 28, 2006, for each director nominee and other directors serving unexpired terms.

Nominees for Election at this Annual Meeting

Diane C. Creel

          Ms. Creel has been the Chairman, Chief Executive Officer and President of Ecovation, Inc., a waste stream technology company, since 2003. From 1993 to 2003 Ms. Creel served as Chief Executive Officer and President of Earth Tech, a Tyco International Ltd. company offering international consulting engineering services. Ms. Creel currently serves on the board of directors of Allegheny Technologies Inc., a public company that produces specialty materials for a variety of industries, the American Funds of Capital Research Management, an investment firm, and Goodrich Corporation, a public company which provides systems and services to the aerospace and defense industry. Ms. Creel, who is 57 years old, was elected to the Board of Directors of the Company on October 1, 2004.

Robert C. Flexon

          Mr. Flexon has been the Executive Vice President and Chief Financial Officer of NRG Energy, Inc., a publicly traded wholesale power generation company primarily engaged in the ownership and operation of power generation facilities and the sale of energy, capacity and related products in the United States and internationally, since March 2004. From 2000 until 2001 Mr. Flexon was Vice President, Business Analysis & Controller and from 2001 to 2004 was Vice President, Work Process Improvement and Business Development of Hercules, Inc. a publicly traded company engaged in the manufacture of specialty chemicals used in making a variety of products for home, office, and industrial markets. Mr. Flexon, a Certified Public Accountant, was an Audit Manager with Coopers & Lybrand in the 1980’s and held various key accounting-related positions, including General Auditor, with Atlantic Richfield Company from 1987 to 2000. Mr. Flexon is 47 years old and was elected to the Board of Directors of the Company effective May 1, 2006.

James D. Woods

          Mr. Woods has been the Chairman Emeritus and retired Chief Executive Officer of Baker Hughes Incorporated since January 1997. Previously, he was Chief Executive Officer of Baker Hughes from April 1987 and Chairman from January 1989, in each case until January 1997. He is also a director of United States Energy Co. (USEC), ESCO Technologies, OMI Corporation, Varco International and Complete Production Services, Inc. Mr. Woods, who is 74 years old, became a director of the Company in September 2002.

Requisite Vote

          Election of the nominees for directors requires the affirmative vote of a majority of the votes cast at the annual meeting, assuming there is a quorum at the meeting. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

          The Board of Directors recommends a vote “FOR” the election of the above-named nominees.

Similar Information on Continuing Directors

Eugene D. Atkinson

          Mr. Atkinson is Founder and Managing Partner of Atkinson Capital. He was previously a Managing Partner with RHJ Industrial Partners, a private equity firm, from 2000 to 2005, a Limited Partner with Goldman, Sachs & Co., an investment banking provider, and Chairman of Goldman Sachs (International) from December 1990 to May 1999. Mr. Atkinson, who is 61 years old, became a director of the Company in 1995. His term will expire in 2007.

Stephanie Hanbury-Brown

          Ms. Hanbury-Brown is the Managing Director of Golden Seeds LLC, an investment and advisory firm, which she founded in August 2004. Ms. Hanbury-Brown is also the President of Morganae Foundation, a not-for-profit organization for J.P. Morgan Alumnae, which she founded in 2001. From 2001 – 2003 Ms. Hanbury-Brown headed a real estate investment venture named Alsel LLC where she served as President. Prior to that venture, Ms. Hanbury-Brown joined J.P. Morgan in 1986 where she worked until the end of 2000. During the last few years of her tenure at J.P. Morgan she was the Chief Operating Officer of Global Equities division and then head of the E-Commerce division where she lead the development of a firm-wide-e-commerce strategy. Ms. Hanbury-Brown, who is 49 years old, was elected to the Board of Directors of the Company on October 15, 2004. Her term will expire in 2007.

Joseph J. Melone

          Mr. Melone is the former President and Chief Executive Officer of The Equitable Companies Inc. and the former Chairman and Chief Executive Officer of The Equitable Life Assurance Society of the United States, a provider of insurance and financial services. He is also a director of BISYS Group, Inc., a public company that provides business process outsourcing solutions to investment firms, insurance companies and banks and a director of Horace Mann Educators Corporation, a public company which provides marketing and underwriting of personal lines of property, casualty and life insurance and retirement annuities. Mr. Melone, who is 74 years old, became a director of the Company in September 1988 and became deputy chairman of the board in September 2002. His term will expire in 2008.

Raymond J. Milchovich

          Mr. Milchovich has been the Chairman, President and Chief Executive Officer of the Company since October 2001. Formerly, he was the Chairman, President and Chief Executive Officer of Kaiser Aluminum Corporation, and its subsidiary, Kaiser Aluminum & Chemical Corporation, a leading producer and marketer of alumina, aluminum and aluminum fabricated products, from January 2000 to September 2001. In September 2002 Mr. Milchovich became a director of Nucor Corporation, a public company specializing in steel production and recycling. In December 2005 Mr. Milchovich became a director of Delphi Corporation, a public company specializing in mobile electronics and transportation components and systems technology. Mr. Milchovich, who is 56 years old, became a director of the Company in October 2001. His term will expire in 2008.

PROPOSAL 2

INDEPENDENT AUDITORS: APPOINTMENT AND
AUTHORIZATION OF AUDIT COMMITTEE TO APPROVE REMUNERATION

          The Audit Committee of the Board of Directors (the “Audit Committee”) has selected, subject to shareholder approval, PricewaterhouseCoopers LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 30, 2006. A representative of PricewaterhouseCoopers LLP will attend the annual meeting and will be available to respond to appropriate questions and to make a statement if he or she so desires. In addition, shareholders are asked to authorize the Board of Directors, acting through the Audit Committee, to approve the remuneration of the Company’s independent auditors for 2006.

Requisite Vote

          Proposal 2 requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with the ratification of the Company’s independent accountants.

          The Audit Committee recommends a vote “FOR” the appointment of PricewaterhouseCoopers LLP as independent auditors and the authorization for the Board of Directors, through the Audit Committee, to approve the remuneration of the independent auditors.

PROPOSAL 3

INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES

          At the annual meeting, the Company is asking that you approve an increase to the Company’s authorized capital by 73,610,000 additional Common Shares of par value US$0.01 each. As of the record date of March 13, 2006, there were 74,391,600 common shares authorized and 66,556,048 common shares issued and outstanding. If the proposal is approved, after the proposal is effected, there will be approximately 148,000,000 common shares authorized. Because the number of authorized common shares increases as the Company’s Series B Convertible Preferred Shares are converted (and the number of authorized preferred shares decreases), it is not possible to predict the exact number of common shares that will be authorized on the date of the annual meeting.

          The purpose of the share increase amendment is to give the Company greater flexibility in considering and planning for future business needs. The additional common shares would be available for issuance for proper corporate purposes that may be identified in the future. Possible uses include raising equity capital, making acquisitions through the use of common shares, establishing strategic relationships with other companies, and issuing shares under director or employee benefit plans. Other than as set forth in Proposal 4 regarding the Foster Wheeler Ltd. Omnibus Incentive Plan, the Company has no current plans to engage in these transactions or other transactions that would utilize additional authorized common shares.

          The shareholder resolution to effect the share increase amendment is included in Annex A.

Principal Effects of the Share Increase Amendment

          If the share increase amendment is approved, the additional common shares authorized by the share increase amendment will, together with the 7,835,552 common shares available for issuance, permit the Company to issue a maximum of 81,455,552 additional common shares, based on the numbers of common shares issued and outstanding on March 13, 2006.

          Holders of the common shares and preferred shares do not have preemptive rights to subscribe for additional securities that may be issued by the Company. Therefore, current holders of common shares and preferred shares do not have a right to purchase any new common shares that the Company may issue.

          If approved, the increase in capital will not affect the rights of the Company’s shareholders. If the Board of Directors elects to issue additional common shares, the issuance could have a dilutive effect on earnings per share of common shareholders. Such an issuance would also have a dilutive effect on the voting power and percentage ownership in the Company represented by the shares held by holders of common shares and preferred shares immediately prior to such issuance.

          Neither the board of directors nor management of the Company views the purpose of the increase of the authorized common shares as an anti-takeover measure. However, the increase could have that effect. The Board of Directors may issue additional common shares without further shareholder approval, thereby increasing the number of shares that would have to be acquired to effect a change of control of the company. In addition, the Company could use the resulting additional common shares available for issuance to frustrate persons seeking to effect a takeover of, or otherwise gain control of, the Company by means of a merger, amalgamation, tender offer, proxy contest or other means. Proposal 3 has not been prompted by any effort by anyone to gain control of the Company, and the Company is not aware of any such effort. In addition, proposal 3 is not part of any plan by the Company to recommend a series of anti-takeover measures and the Company does not currently contemplate recommending the adoption of other measures that could be construed to affect the ability of third parties to take over or change control of the Company.

Procedure for Effecting the Share Increase Amendment

          If approved, the share increase amendment will be effected immediately after it is approved at the annual meeting. Within 30 days thereafter, the Company is required to file an amendment to its memorandum of association with the Bermuda Registrar of Companies.

Requisite Vote

          Proposal 3 requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with Proposal 3.

          The Board of Directors recommends a vote “FOR” the increase in the number of authorized common shares.

PROPOSAL 4

FOSTER WHEELER LTD. OMNIBUS INCENTIVE PLAN

The Company currently maintains the following existing equity-based incentive plans with remaining availability to make additional equity grants:

Existing Plan	Outstanding Options or Shares Granted as of December 30, 2005	Outstanding Options or Shares Available for Grant as of December 30, 2005

1995 Stock Option Plan	211,877	49,698

Directors’ Stock Option Plan	10,250	8,200

Management Restricted Stock Plan	1,930,413	28,221

2004 Stock Option Plan	2,929,133	610,287

          Collectively, these plans are referred to as the “Existing Plans.” The above table does not reflect the issuance of options and performance awards in 2006.

          During 2005, the Compensation Committee, with the assistance of an executive compensation consultant, reviewed the Existing Plans and determined that an insufficient number of common shares were available under these plans to enable the Company to provide future grants of stock options and other equity-based awards to directors and employees. As a result of this review, the Compensation Committee recommended to the Board of Directors that the Existing Plans be replaced by a new plan, the Foster Wheeler Ltd. Omnibus Incentive Plan (the “Plan”). On February 28, 2006, the Company’s Board of Directors approved the Plan, subject to shareholder approval at the annual meeting.

          If the Plan is approved by our shareholders, no further options or equity-based awards will be granted under any of the Existing Plans. However, any shares remaining available for grant under the Existing Plans will become available for use under the Plan, subject to a maximum of 700,000 shares. In addition, any shares subject to outstanding awards granted under the Existing Plans that would again become available for the issuance of awards pursuant to the terms of those awards and the Existing Plans will become available for use under the Plan, subject to a maximum of 5,000,000 shares.

          The Board believes that the adoption of the Plan is in the best interests of the Company and its shareholders because the ability to offer our employees performance-based compensation under the Plan is an important factor in encouraging employees to devote their best efforts to the business of the Company, and in attracting, motivating and retaining qualified employees who will contribute to our financial success, thereby advancing the interests of the Company and its shareholders. Additionally, the Plan also will provide the flexibility to grant equity-based awards to our non-employee Directors and third-party service providers. Therefore, the Board views the Plan as a key component of the Company’s compensation program.

          The Plan provides for the granting of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units, performance-contingent shares, performance-contingent units, cash-based awards and other equity-based awards to our employees, non-employee Directors and third-party service providers.

          The Plan does not permit options or SARs to be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted option or the grant price of a previously granted SAR, without prior shareholder approval. The Plan does not permit the granting of discounted options, and does not contain an evergreen provision.

          The Plan is intended to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) by qualifying awards under the Plan as performance-based compensation.

          As part of our efforts to facilitate the approval of the Plan, the Company commits that with respect to the number of shares subject to awards granted (whether under this Plan or other shareholder and non-shareholder approved plans) over the next three fiscal years, it will maintain an average burn rate over that period that does not exceed 5.37% of the number of common shares outstanding as of the end of each of the three fiscal years. For purposes of calculating the number of shares granted in a particular year, all awards will first be converted into option-share equivalents. Each share underlying options and SAR awards shall count as equivalent to one option share. Each share that is subject to awards other than options or SAR’s will count as equivalent to (i) one and one-half option shares if the Company’s annual stock price volatility is 53% or higher, (ii) two option shares if the Company’s annual stock price volatility is between 25% and 52%, and (iii) four option shares if the Company’s annual stock price volatility is less than 25%.

          On March 13, the closing price of our common shares on the NASDAQ National Market was $45.76 per share.

          It is the judgment of the Board of Directors that approval of the Plan is in the best interests of the Company and our shareholders.

          The following is a brief description of the Plan. The full text of this Plan is attached as Annex B to this Proxy Statement, and the following description is qualified in its entirety by reference to this Annex.

Eligibility

          All employees of the Company and its subsidiaries, the Company’s non-employee directors, and certain third-party service providers to the Company will be eligible to participate in the Plan. All eligible individuals may receive one or more awards under the Plan, upon the terms and conditions set forth in the Plan. There is no assurance that an otherwise eligible individual will be selected by the Committee to receive an award under the Plan.

          Currently, our seven non-employee directors participate in our equity compensation plans. Because future awards under the Plan will be granted in the discretion of the Committee, the number of employees who will receive awards cannot be determined; however, approximately fifty employees were recipients under the Foster Wheeler Ltd. 2004 Stock Option Plan and the Foster Wheeler Ltd. Management Restricted Stock Plan. In addition, the type, number and other terms of such awards cannot be determined at this time. For information regarding the Company’s practices with respect to annual, long-term and equity-based compensation under the Existing Plans, see “Compensation Committee Report on Executive Compensation” and “Summary Compensation Table” herein, and Notes 12 and 13 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2005.

Administration and Duration

          The Compensation Committee will be responsible for administering the Plan. Currently the Compensation Committee is comprised of three independent directors who are non-employee directors of the Company (within the meaning of Rule 16b-3 of the Exchange Act and Code Section 162(m)).

          The Compensation Committee will determine who will be granted awards, what types of awards, the number of shares subject to such awards and all other terms and conditions of the awards, except that the Board of Directors will make such determinations for awards granted to non-employee directors. The Compensation Committee will interpret the terms and the intent of the Plan and any award agreement. All determinations of the Compensation Committee are final and binding on all persons having an interest in the Plan or in any award made under the Plan. The costs and expenses of administering the Plan are borne by the Company. The Compensation Committee may delegate any or all of its authority to administer the Plan as it deems advisable.

          The Plan will terminate on the day before the tenth anniversary of the date on which the Plan is approved by shareholders at the annual meeting, unless terminated earlier by the Compensation Committee.

Awards

General

Awards under the Plan will consist of, be exercisable for or will relate to common shares of the Company. Common shares available for issuance under the Plan may be authorized and unissued common shares, or common shares available on the open market.

Number of Common Shares Available for Grant

The maximum number of shares as to which stock options and stock awards may be granted under the Plan is four million eighty-thousand (4,080,000) shares, plus:

•	the number of shares that remains available for grant under the Company’s Existing Plans on the date of the annual meeting (but not to exceed 700,000 shares), and
•

shares that would have again become available for issuance pursuant to the terms of awards previously granted under the Existing Plans and outstanding on the date of the annual meeting if those awards expire, terminate or are otherwise forfeited before being exercised or settled in full (but not to exceed 5,000,000 shares).

          In the event of any corporate event or transaction (including, but not limited to, stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change in the capital structure of the Company), appropriate adjustments will be made to the shares subject to the Plan and to any outstanding awards.

Limits on Individual Grants

          Under the Plan, awards designed to qualify for the performance-based exception under Section 162(m) shall be subject to annual award limits. In particular, no participant may be granted stock options or stock appreciation rights covering more than 500,000 shares in one fiscal year, and no participant may be granted restricted stock, restricted stock units, performance-contingent shares or performance-contingent units covering more than 300,000 shares in one fiscal year.

          Additionally, the maximum total amount awarded or credited with respect to cash-based awards to any participant in one fiscal year may not exceed the greater of the value of $5,000,000 or 300,000 shares, and the maximum total grant of other stock-based awards in any one fiscal year to any participant will be 300,000 shares.

Terminated or Expired Awards

          Common shares covered by an award will only be counted as used if they are actually issued. Any common shares related to an award under the Plan which terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such common shares, are settled in cash in lieu of common shares, or are exchanged with the Compensation Committee’s permission, prior to the issuance of common shares, for awards not involving common shares, will be available again for grant under the Plan.

Stock Options

          The Plan provides that the Compensation Committee may grant stock options, which entitle the recipient to purchase a specified number of common shares at a specified exercise price, which may not be less than the fair market value of the common shares on the date the option is granted. Options granted under the Plan may be either nonqualified stock options or incentive stock options qualifying under Section 422 of the Code, as determined by the Compensation Committee. The Compensation Committee shall determine the permitted methods of payment of the option price, which may include, in its discretion: cash, the tender to the Company for repurchase of previously acquired mature shares of common stock (i.e. shares that were held by the participant for at least 6 months), “cashless” (broker-assisted) exercise, any combination of these methods, or any other method approved or accepted by the Compensation Committee.

          Certain limitations apply to incentive stock options. The per share exercise price of an incentive stock option may not be less than 100% of the fair market value of a common share on the date of the option’s grant and the term of any such option shall expire on the tenth anniversary of the date of the option’s grant. In addition, the per share exercise price of any option granted to a person who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company must be at least 110% of the fair market value of a common share of the Company’s stock on the date of grant and such option shall expire on the fifth anniversary of the date of the option’s grant.

          Options granted under the Plan become exercisable at such times as may be specified by the Compensation Committee, subject to the participant’s continued employment or service with the Company.

          However, the aggregate value (determined as of the grant date) of the shares subject to incentive stock options that may become exercisable by a participant in any year may not exceed $100,000. Any ISOs that become exercisable in excess of this amount will be deemed nonqualified stock options to the extent of the excess. Under certain circumstances, options may become exercisable prior to the exercise dates established by the Committee (such as in the event of a “Change in Control”).

          The Compensation Committee determines the terms of each stock option grant at the time of the grant. Options have a maximum term of ten years period from the date of the grant, but may expire earlier upon certain events.

Stock Appreciation Rights

          The Plan provides that the Compensation Committee may grant SARs. Upon the exercise of an SAR, a participant will be entitled to receive payment from the Company in an amount determined by multiplying (1) the excess of the fair market value of a common share on the date of exercise over the SAR’s grant price by (2) the number of common shares with respect to which the SAR is exercised. The grant price for each grant of an SAR shall be determined by the Compensation Committee and shall be specified in the award agreement. Distributions to the recipient upon exercise of an SAR may be made in common shares, in cash, in a combination of both or in any other manner determined by the Compensation Committee.

          SARs may, but need not, be issued in tandem with options. If an SAR is granted in tandem with an option, the grant price of a SAR on the grant date will equal the exercise price of the related option. In addition, the exercise of the option will cancel the SAR, and the exercise of the SAR will cancel the option. If an SAR is not granted in tandem with an option, the grant price of the SAR will be at least equal to one hundred percent (100%) of the fair market value of the common shares as determined on the grant date.

          Under certain circumstances, SARs may become exercisable prior to their indicated exercise dates, such as in the event of a “Change in Control.”

          The Compensation Committee determines the terms of each SAR at the time of the grant. SARs cannot have a term of longer than ten years, except for SARs granted to participants outside the United States.

Restricted Stock and Restricted Stock Units

          The Plan provides that the Compensation Committee may grant shares of restricted stock, which are common shares that are subject to vesting or other restrictions. In addition, the Compensation Committee may grant restricted stock units, which entitle the recipient to receive units with a value derived from common shares subject to vesting or other restrictions. The period(s) of restriction and the number of shares of restricted stock or the number of restricted stock units granted will be determined by the Compensation Committee. Before the end of a restricted period and/or lapse of other restrictions established by the Compensation Committee, shares received as restricted stock may not be sold, transferred or otherwise disposed of by participants, and may be forfeited in the event of termination of employment. Upon the lapse of the restrictions, the common shares subject to the award will become immediately distributable to the participant.

          Recipients of restricted stock may be granted the right to exercise voting rights with respect to restricted shares during the period of restriction.

          Restricted stock units will be paid in cash, common shares, or a combination of cash and common shares as determined by the Compensation Committee. A recipient of restricted stock units will have no voting rights with respect to such units.

          The Compensation Committee may impose other requirements, such as a requirement that recipients pay a purchase price for each share of restricted stock (which will not be less than par value of the share) or each restricted stock unit, time-based restrictions, restrictions based on the achievement of specific performance goals, time-based restrictions following the attainment of the performance goals, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such restricted stock or restricted stock units.

Establishment of Performance Goals

          For any awards designed to be performance-based, the Compensation Committee will establish performance goals at the beginning of each performance period. The performance goals will be objectively measurable and will be based upon the achievement of a specified percentage or level of one or more of the following criteria, as determined by the Compensation Committee in its sole discretion:

•	Net earnings or net income (before or after taxes);
•	Earnings per share (basic or fully diluted);
•	Net sales or revenue growth;
•	Net operating profit;
•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
•	Earnings before or after taxes, interest, depreciation, and/or amortization;
•	Booking activity and Backlog growth (including, but not limited to, as measured in man-hours, future revenues, Foster Wheeler scope and/or contract profit);
•	Gross or operating margins;
•	Productivity ratios;
•	Share price (including, but not limited to, growth measures and total shareholder return);
•	Expense targets;
•	Leverage targets (including, but not limited to, absolute amount of consolidated debt, EBITDA/consolidated debt ratios and/or debt to equity ratios);
•	Credit rating targets;
•	Margins;
•	Operating efficiency;
•	Safety;
•	Market share;
•	Customer satisfaction;
•	Working capital targets;
•	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);
•	Developing new products and lines of revenue;
•	Reducing operating expenses;
•	Developing new markets;
•	Meeting completion schedules;
•	Developing and managing relationships with regulatory and other governmental agencies;
•	Managing cash;

•	Managing claims against the Company, including litigation; and
•	Identifying and completing strategic acquisitions.

          The performance goals for any performance period may differ among participants, may be based on the performance of the Company as a whole, the performance of a subsidiary, division, department, region, function or business unit, or the performance of the individual and may be measured on an absolute basis or in relation to our peers or an index. Awards granted under the Plan may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Compensation Committee may determine. The Compensation Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events, but only to the extent such adjustment would not cause any portion of the award to be nondeductible pursuant to Section 162(m) of the Code.

Performance Shares and Performance Units

          The Plan provides that the Compensation Committee may grant performance shares and performance units, which are payable after a performance period determined by the Compensation Committee. The value of a grant of performance shares or performance units at the time the shares become payable is determined by the extent to which certain performance goals have been achieved. As mentioned above, the Compensation Committee will set performance goals in its discretion.

          Performance shares and performance units will be payable in the form of cash or in fully paid common shares (or in a combination thereof) equal to the value of the earned performance shares or performance units at the close of the applicable performance period.

Cash-Based Awards and Other Stock-Based Awards

          The Compensation Committee may grant cash-based awards and other types of equity-based or equity-related awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted common shares) under the Plan in such amounts and upon such terms as the Compensation Committee may determine. Such awards may involve the transfer of actual fully paid common shares or payment in cash or otherwise of amounts based on the value of common shares and may include, without limitation, awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

          Other stock-based awards will be expressed in terms of common shares or units based on common shares, as determined by the Compensation Committee. The Compensation Committee may establish performance goals in its discretion. If the Compensation Committee exercises its discretion to establish performance goals, the number and/or value of cash-based awards or other stock-based awards that will be paid will depend on the extent to which the performance goals are met. The cash or services received by the Company in exchange for common shares shall have a value not less than the aggregate par value of any common shares issued as part of another stock-based award.

Termination and Change in Control

          The Compensation Committee, in its sole discretion, will set forth in the applicable award agreement the extent to which a participant will have the right to exercise an award or the extent to which an award will be settled following termination of employment or service as a director or third-party service provider. If the Compensation Committee makes no such designation, the Plan contains provisions for how awards can be exercised or settled after termination. Such provisions need not be uniform among all awards issued pursuant to the Plan.

          If a participant’s employment or service terminates following a change of control (as defined in the Plan), unless otherwise specifically prohibited under applicable law, or by rules and regulations of any governing governmental agencies or national securities exchanges:

•          all stock options and SARs granted will become immediately vested and exercisable;
•          any period of restriction and other restrictions imposed on restricted stock or restricted stock units will lapse and such awards shall become fully vested; and
•          unless otherwise specified in an award agreement, the target payout opportunities attainable under all outstanding performance-based awards will be deemed to have been earned as of the effective date of the change of control, and payout shall be based on assumed achievement of the target payout level and the length of the performance period that has elapsed before the change in control occurs.

Forfeiture

          Awards under the Plan may be forfeited if the recipient engages in competitive activities during employment or within six months after termination of employment. Upon forfeiture, the Company will have the right (but not the obligation) to repurchase any or all forfeited common shares for $0.01 per share.

Transferability

          Unless otherwise determined by the Compensation Committee, awards granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during his or her lifetime, any options or awards may be exercised only by the participant or his or her legal representative.

Certain Adjustments

          In the event of any corporate event or transaction, including, but not limited to a merger, recapitalization, stock dividend, stock split, reverse stock split, distribution of stock or property of the Company, combination or exchange of common shares, or any similar corporate event or transaction, a change in the authorized number of common shares of the Company, or a change in the capitalization of the Company, the Compensation Committee in its discretion, in order to prevent dilution or enlargement of participants’ rights under the Plan, shall make an appropriate adjustment consistent with applicable provisions of the Code and applicable Treasury Department rulings and regulations:

•	in the number and kind of shares for which any options or awards may thereafter be granted, both in the aggregate and as to each optionee;
•	in the number and kind of shares subject to outstanding options and awards;
•	in the option price, any restriction periods or performance goals;

•	in the annual award limits; and
•	other adjustments as the Compensation Committee deems appropriate.

U.S. Tax Treatment of Awards Under the Plan

          The following summary is intended only as a general guide as to the federal income tax consequences under current law with respect to participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of awards made under the Plan are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.

Stock Options

          There are three points in time when a participant and the Company could potentially incur federal income tax consequences arising from options: date of grant, upon exercise, and upon disposition. First, when an option is granted to a participant, the participant does not recognize any income for federal income tax purposes on the date of grant. The Company similarly does not have any federal income tax consequences at the date of grant. Second, depending upon the type of option, the exercise of an option may or may not result in the recognition of income for federal income tax purposes. With respect to an incentive stock option, a participant will not recognize any ordinary income upon the option’s exercise (except that the alternative minimum tax may apply). However, a participant will generally recognize ordinary income upon the exercise of a non-qualified stock option. In this case, the participant will recognize income equal to the difference between the option price and the fair market value of shares purchased pursuant to the option on the date of exercise.

          Incentive stock options are subject to certain holding requirements before a participant can dispose of the shares purchased pursuant to the exercise of the option and receive capital gains treatment on any income realized from the exercise of the option. Satisfaction of the holding periods determines the tax treatment of any income realized upon exercise. If a participant disposes of shares acquired upon exercise of an incentive stock option before the end of the applicable holding periods (called a “disqualifying disposition”), the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the incentive stock option minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price. Any excess of the fair market value on the date of such disposition over the fair market value on the date of exercise must be recognized as capital gains by the participant. If a participant disposes of shares acquired upon the exercise of an incentive stock option after the applicable holding periods have expired, such disposition generally will result in long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares (generally, in such case, the tax “basis” is the exercise price).

          Generally, the Company will be entitled to a tax deduction in an amount equal to the amount recognized as ordinary income by the participant in connection with the exercise of options. However, the Company is generally not entitled to a tax deduction relating to amounts that represent capital gains to a participant. Accordingly, if the participant satisfies the requisite holding period with respect to an incentive stock option before disposition to receive the favorable tax treatment accorded incentive stock options, the Company will not be entitled to any tax deduction with respect to an incentive stock option. In the event the participant has a disqualifying disposition with respect to an incentive stock option, the Company will be entitled to a tax deduction in an amount equal to the amount that the participant recognized as ordinary income.

Stock Appreciation Rights

          Similar to options, there are three points in time when a participant and the Company could potentially incur federal income tax consequences arising from SARs: date of grant, upon exercise, and upon disposition. First, when an SAR is granted to a participant, the participant does not recognize any income for federal income tax purposes on the date of grant. The Company similarly does not have any federal income tax consequences at the date of grant. With respect to the exercise of an SAR, the participant must generally recognize ordinary income equal to the cash received (or, if applicable, value of the shares received).

          Generally, the Company will be entitled to a tax deduction in an amount equal to the amount recognized as ordinary income by the participant in connection with the exercise of SARs. However, similar to options, the Company is generally not entitled to a tax deduction relating to amounts that represent capital gains to a participant.

Restricted Stock and Restricted Stock Units

          A participant will not be required to recognize any income for federal income tax purposes upon the grant of shares of restricted stock. Instead, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the time the shares become transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first (however, a participant can elect under Code Section 83(b), within 30 days of receipt of the award, to recognize taxable ordinary income equal to the fair market value of common shares, less any amount paid by the participant, on the date of the award). The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant (or in the taxable year of the award if, at that time, the participant filed a timely election to accelerate recognition of income under Section 83(b) of the Code). A participant may elect to be taxed at the time he or she receives shares (e.g., restricted stock) or other property rather than upon the lapse of transferability restrictions or the substantial risk of forfeiture. However, if the participant subsequently forfeits such shares he or she would not be entitled to any tax deduction or, to recognize a loss, for the value of the shares or property on which he or she previously paid tax.

          A participant who is granted restricted stock units will not realize any taxable income when the restricted stock unit is granted and the Company will not receive a tax deduction at that time. A participant will realize taxable income on the fair market value of unrestricted common shares, less any amount paid by the participant, on the date such shares are transferred to the participant, and the Company will receive a deduction for the same amount.

Performance Shares and Performance Units

          A participant will not realize any ordinary taxable income upon the grant of performance shares or units. Upon payment of the performance shares or units, the participant will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received or the fair market value of any shares received and the Company will receive a deduction for the same amount.

Cash-Based Awards and Other Stock-Based Awards

         The tax consequences of cash-based awards and other stock-based awards granted under the Plan will vary depending on what the Compensation Committee has elected to award. Taxation will be based on facts and circumstances. However, a participant will realize ordinary taxable income upon the payment of a cash-based award. Any other cash-based award or other stock-based award if subject to performance goals will be included in income by the participant comparable to the analysis above under performance shares and performance units. Amounts will typically be recognized for tax purposes upon attainment of the performance goals. Once the participant includes the amounts in taxable ordinary income (equal to the amount of cash received or the fair market value of any stock received), the Company is then entitled to take a deduction for the same amount.

Awards to Non-Employee Directors and Employees Outside the United States

          The grant and exercise of options and awards under the Plan to non-employee Directors and to employees outside the United States may be taxed on a different basis and the requirements of taxation are generally governed by the jurisdiction in which the participant resides.

Requisite Vote

          Proposal 4 requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with Proposal 4.

          The Board of Directors recommends a vote “FOR” the approval of the Foster Wheeler Ltd. Omnibus Incentive Plan.

PROPOSAL 5

AMENDMENT TO THE BYE-LAWS REGARDING SHARE CAPITAL

          The board of directors has approved, and recommends that the shareholders approve, an amendment to the Company’s bye-laws relating to the Company’s share capital. The text of the proposed amendment is set forth in the shareholder resolution set forth on Annex C. The purpose of the amendment is to eliminate references to specific numbers in bye-law 44(1), which may become inaccurate with the passage of time. Currently, bye-law 44(1) provides that the Company’s authorized share capital is US$161,500,000, consisting of 160,000,000 common shares and 1,500,000 preferred shares. These numbers are no longer accurate as a result of previous corporate actions including the reverse stock split in 2004 and the conversion of preferred shares. The current authorized share capital is US$752,954.4785, and the numbers of authorized common shares and authorized preferred shares fluctuate as the Company’s Series B Convertible Preferred Shares are converted into common shares.

          The amendment to bye-law 44(1) removes the references to specific numbers, and provides simply, “The authorized share capital of the Company shall be divided into two classes: (i) common shares (the “Common Shares”) and (ii) preference shares (the “Preferred Shares”).”

Requisite Vote

          Proposal 5 requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with Proposal 5.

          The Board of Directors recommends a vote “FOR” the amendment to the bye-laws regarding the Company’s share capital.

PART III

OTHER MATTERS

Ownership of Common Shares by Directors and Executive Officers

          The following table sets forth, as of March 1, 2006, beneficial ownership of Foster Wheeler common shares by each director or director nominee and by each executive officer named in the Summary Compensation Table in this proxy statement and by all directors and executive officers as a group. The beneficial ownership of all directors and executive officers as a group is 2.1 percent of the outstanding common shares.

Amount and Nature of Beneficial Ownership of Common Shares

Name of Beneficial Owner	Current Beneficial Holdings(1)		Shares Subject to Options(2)	Director Common Share Units(3)	Total	Percentage Of Class(8)

Eugene D. Atkinson	4,822		5,600	847	11,269	*
Bernard H. Cherry	154,845	(4)	10,150	0	164,995	*
Diane C. Creel	2,706		4,450	717	7,873	*
Umberto della Sala	0		63,399	0	63,399	*
Peter J. Ganz	14,780	(5)	17,388	0	32,168	*
Stephanie Hanbury-Brown	3,056		4,450	717	8,223	*
John T. La Duc	69,680	(6)	34,545	0	104,225	*
Joseph J. Melone	38,992		5,600	9,732	54,324	*
Raymond J. Milchovich	543,511	(7)	354,767	0	898,278	1.3%
David M. Sloan	2,586		4,450	717	7,753	*
James D. Woods	4,442		4,600	797	9,839	*
All Directors and executive officers as a group (15 persons)	896,110		514,440	13,527	1,424,077

(1)

The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Also includes restricted share awards approved by the Board of Directors on September 29, 2004 and by the New Jersey Bureau of Securities on October 6, 2004.

(2)

Represents shares that may be acquired currently or within 60 days after March 1, 2006 through the exercise of stock options pursuant to the Foster Wheeler Ltd. 2004 Stock Option Plan, the 1995 Stock Option Plan of Foster Wheeler Inc., the Foster Wheeler Inc. Directors’ Stock Option Plan, or inducement option grants.

(3)

Represents restricted share units issued to Directors pursuant to the Foster Wheeler Ltd. Management Restricted Stock Plan that may be acquired or converted into common shares currently or within 60 days after March 1, 2006, due to vesting rights. Each director has a right to vest in 717 common shares as of May 1, 2006. The balance of share units held are under the Foster Wheeler Inc. Directors Deferred Compensation and Stock Award Plan for non-employee directors (referred to below under the caption “Compensation of Directors”). Only non-employee directors were eligible to participate in this Plan.

(4)

Includes 154,844.8 restricted common shares approved by the Compensation Committee of the Board on September 29, 2004 and granted on October 6, 2004. See note (1). The restricted shares will vest on December 31, 2006 and have both voting and dividend rights upon grant.

(5)

Includes 11,611 restricted common shares approved by the Compensation Committee of the Board on August 24, 2005 and in accordance with Mr. Ganz’s employment agreement granted on October 24, 2005. The restricted shares will vest on December 31, 2006 and have both voting and dividend rights upon grant.

(6)

Includes 69,680.05 restricted common shares approved by the Compensation Committee of the Board on September 29, 2004 and granted on October 6, 2004. These restricted shares will vest on December 31, 2006 and have both voting and dividend rights upon grant.

(7)

Includes 516,148.65 restricted common shares approved by the Compensation Committee of the Board on September 29, 2004 and granted on October 6, 2004. These restricted shares will vest on October 22, 2006 and have both voting and dividend rights upon grant.

(8)	Based upon the number of common shares issued as of March 1, 2005.

*	Owns less than 1%.

Other Beneficial Owners

          Based upon filings of Schedule 13G’s and Schedule 13D’s with the Securities and Exchange Commission through February 14, 2006 and other publicly available information, the following are known to our management to be beneficial owners of more than five percent of the issued common shares, as indicated. Percent of class owned is calculated by dividing the shares reported by the number of shares of the class outstanding as of March 13, 2006. Additional common shares have been issued since the dates of the filings relating to common shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common	Ziff Asset Management, L.P. 283 Greenwich Avenue Greenwich, CT 06830	5,045,869	(1)	7.60%

Common	Jeffrey L. Gendel 55 Railroad Avenue 3rd Floor Greenwich, CT 06830	4,108,085	(2)	6.20%

Common	American Century Companies, Inc. 4500 Main Street 9th Floor Kansas City, MO 64111	3,721,725	(3)	5.60%

Common	Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers) 4 World Financial Center 250 Vesey Street New York, NY 10080	3,594,143	(4)	5.40%

(1)

A Schedule 13G/A filed with the SEC on February 13, 2006 reported that the shareholder held 5,045,869 common shares. Ziff Asset Management, L.P. reported that it is the owner of record of the common shares reported and that PBK Holdings, Inc., Philip B. Korsant and ZBI Equities, L.L.C. may be deemed to beneficially own the shares of common stock reported as a result of their direct or indirect power to vote or dispose of the shares of common stock.

(2)

A Schedule 13G/A filed with the SEC on February 14, 2006 reported that the shareholder held 4,108,085 common shares including 1,197,055 shares held by Tontine Capital Partners, L.P. and its general partner Tontine Capital Management, L.L.C., 1,997,240 shares held by Tontine Partners, L.P. and its general partner Tontine Management, L.L.C., and 913,790 shares held by Tontine Overseas Associates, L.L.C. Mr. Jeffrey L. Gendel reported being the manager of Tontine Management, L.L.C., Tontine Capital Management, L.L.C. and Tontine Overseas Associates, L.L.C., and in that capacity directed their operations. All parties reported shared voting and dispositive power.

(3)

A Schedule 13G filed with the SEC on February 14, 2006 reported that the shareholder held 3,721,725 common shares as the parent holding company of American Century Investment Management, Inc. an investment adviser. Both parties reported sole voting power and sole dispositive power over 3,461,960 common shares and 3,721,725 common shares, respectively. American Century Mutual Funds, Inc., an investment company which is a client of American Century Investment Management, Inc. reported beneficial ownership of 2,851,300 common shares over which it reported to have sole voting and sole dispositive power.

(4)

A Schedule 13G/A filed with the SEC on February 7, 2006 reported that the shareholder held 3,594,143 common shares. Merrill Lynch & Co., Inc. (“ML&C”) (on behalf of Merrill Lynch Investment Managers (“MLIM”) reported that it is a parent holding company, investment company, and an investment advisor, and is deemed to be the beneficial owner with shared voting power and shared dispositive power of the reported shares as a result of being the parent holding company of MLIM which is an operating division of ML&C consisting of ML&C’s indirectly-owned asset management subsidiaries, Fund Asset Management, L.P. and Merrill Lynch Investment Managers, L.P. which hold certain shares of the company’s common stock. Merrill Lynch disclaimed beneficial ownership of all of the reported shares pursuant to Section 13d-4 of the 1934 Act.

Executive Officers

          Information regarding our Chairman, President and Chief Executive Officer is provided under Proposal 1 of this proxy statement, under the caption, “Similar Information on Continuing Directors.”

          Mr. Bernard H. Cherry is 66 years old and was elected Chief Executive Officer of The Company’s Global Power Group effective June 23, 2005. Mr. Cherry has been President and Chief Executive Officer of Foster Wheeler North America Corp. since November 4, 2002. Mr. Cherry was President and Chief Operating Officer of Oxbow Power Group from 1990 to 2002. He also served as President of Oxbow Power Group from 1987 to 1990.

          Mr. Umberto della Sala is 57 years old and was elected Chief Executive Officer of the Company’s Global Engineering and Construction Group effective June 23, 2005. Mr. della Sala has been with the Company for 32 years. Mr. della Sala has held various positions within Foster Wheeler in Europe and in the United States, including Vice President Commercial Operations of Foster Wheeler USA from May 1997 to September 2000. He is currently also President and Chief Executive Officer of Foster Wheeler Italiana S.p.A. and Chairman and Chief Executive Officer of Foster Wheeler Continental Europe S.r.l.

          Mr. Thierry Desmaris is 47 years old and was elected Vice President and Treasurer of the Company on January 30, 2004. Mr. Desmaris has been with the Company for 19 years. Prior to his current position, Mr. Desmaris was Vice President, Finance of Foster Wheeler Ltd., working on the ongoing corporate restructuring. Mr. Desmaris was also the Chief Financial Officer of Foster Wheeler Continental Europe S.r.l. Other previous assignments included assistant controller and director of project finance of the Company and various financial roles with the Company’s international subsidiaries.

          Mr. Brian K. Ferraioli is 50 years old and was elected Vice President and Controller of the Company on November 4, 2002. Mr. Ferraioli has been with Foster Wheeler for 27 years. Prior to his current position, Mr. Ferraioli was Vice President and Chief Financial Officer of Foster Wheeler USA Corporation and Foster Wheeler Power Systems, Inc., respectively, and Vice President, International Project Finance at Foster Wheeler International, Reading, U.K. In addition to serving in various corporate finance roles, Mr. Ferraioli was also Chief Financial Officer of Foster Wheeler Iberia, Madrid, as well as Assistant Controller of Foster Wheeler Italiana, Milan.

          Ms. Lisa Fries Gardner is 49 years old and has been Vice President and Secretary of Foster Wheeler Ltd. and the former public company, Foster Wheeler Corporation, since 1996. Ms. Fries Gardner has held other executive officer positions with various Foster Wheeler subsidiaries over the last 25 years. Ms. Fries Gardner was elected the Chief Governance Officer of Foster Wheeler Inc. in April 2004.

          Mr. Peter J. Ganz is 44 years old and was elected Executive Vice President and General Counsel of the Company on October 10, 2005. Since 1995, and prior to joining the Company, Mr. Ganz held various positions with G-I Holdings Corporation (formerly GAF Corporation) (“G-I Holdings”), its subsidiary, GAF Materials Corporation (“GAFMC”), and its former subsidiary, International Specialty Products, Inc. (“ISP”). In April, 2002, Mr. Ganz was elected Senior Vice President and Deputy General Counsel of G-I Holdings, GAFMC and ISP, and in

May 2003, he also was elected General Counsel of ISP’s operating subsidiary, ISP ChemCo Inc. In May 2005, Mr. Ganz was elected Senior Vice President, General Counsel and Secretary of GAFMC and ISP and also was elected CEO, President, General Counsel and Secretary of G-I Holdings.

          Mr. Rakesh K. Jindal is 47 years old and was elected Vice President of Tax of the Company on January 25, 2005. Mr. Jindal has been with the Company for nine years and has held various tax positions with the Company and its subsidiaries.

          Mr. John T. La Duc is 63 years old and was elected Executive Vice President and Chief Financial Officer of the Company on April 14, 2004. Mr. La Duc spent nearly thirty-five years with Kaiser Aluminum, serving as Executive Vice President and Chief Financial Officer from 1990 to 2004. In that capacity he was responsible for all treasury, controller’s, tax, credit, insurance and investor relations functions.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and any persons who own more than 10% of the Company’s shares, to file reports of holdings and transactions in Foster Wheeler shares with the Securities and Exchange Commission. Based on our records and other information, we believe that in 2005 our directors and executive officers met all applicable Securities and Exchange Commission filing requirements.

Involvement in Certain Legal Proceedings

          Mr. Milchovich was the former Chairman, President and Chief Executive Officer of Kaiser Aluminum Corporation from January 2000 to September 2001. Kaiser Aluminum Corporation commenced a voluntary petition under Chapter 11 of the United States Bankruptcy Code on February 12, 2002.

          Mr. La Duc was the former Executive Vice President and Chief Financial Officer of Kaiser Aluminum Corporation serving from 1990 to March of 2004. Kaiser Aluminum Corporation commenced a voluntary petition under Chapter 11 of the United States Bankruptcy Code on February 12, 2002.

EXECUTIVE COMPENSATION

Compensation Committee Report On Executive Compensation

          The Compensation Committee administers the Company’s executive compensation program and reviews and recommends to the Board of Directors the salaries, bonuses and equity based compensation of the Company’s executive officers. The Compensation Committee is composed of the individuals listed below, all of whom are non-employee Directors of the Company who meet the independence requirements of Nasdaq, and retains the services of independent consultants and other experts as it deems necessary to assist in fulfilling its responsibilities.

          The following is a report of the Compensation Committee of the Board of Directors regarding executive compensation for fiscal year 2005.

Compensation Philosophy

          The general philosophy of the Compensation Committee is to provide executive compensation adequate to attract, retain and motivate senior executive talent that will enhance shareholder value. Annual compensation consists of salary and bonus awards, and equity based compensation, consisting of restricted stock and stock options. The Company’s compensation plans and incentives are designed to compensate executives based on performance, to encourage support of the Company’s long-term goals, to align the interests of the Company’s executives with those of its shareholders, to attract and retain talented leadership and to encourage significant ownership of the Company’s common shares by executive officers.

          In establishing executive compensation, the Compensation Committee considers the following:

•

The Compensation Committee reviews the performance of executive officers, other than the Chief Executive Officer, against performance goals recommended by the Chief Executive Officer. The performance of the Chief Executive Officer is reviewed against performance goals formulated by the Compensation Committee. In all cases, the goals are designed to align the interests of the executives with the performance goals of the Company.

•

The Compensation Committee considers the compensation practices of companies that are of similar size to the Company as well as those providing similar services and products to similar markets and customers. Although the Company uses compensation paid by other companies to establish ranges within which its executive officer compensation is determined, the Company does not have a policy to predetermine specific compensation relative to the compensation paid by other companies.

•	The Compensation Committee attempts to structure compensation decisions to attract and retain talented executives who will maximize shareholder value.

There are three types of compensation provided to the Company’s executive officers:

•	Annual base compensation, which is intended to provide a stable annual salary at a level consistent with each individual’s contributions.

•	Annual performance bonuses, which are intended to link executive officers’ compensation to the Company’s performance as well as the performance of the individual executive officer.
•	Equity based compensation, which includes restricted stock and stock options intended to encourage actions to maximize shareholder value.

Base Salary

          Consistent with its stated philosophy with respect to salary, the Compensation Committee reviews data for executives in similar positions in comparable companies as provided by an independent consultant and recommends a specific salary for each executive officer to the Board of Directors for its consideration and approval. In determining such salaries, the performance of each executive officer, his or her experience, and the performance of the business unit for which he or she is responsible, as well as the performance of the Company as a whole, are all taken into account. In addition, the Compensation Committee receives and reviews the recommendations of the Chief Executive Officer with respect to the salaries of all executive officers, other than himself.

Performance Bonuses: The Annual Incentive Plan

          In 2002, the Compensation Committee adopted the Foster Wheeler Annual Incentive Plan for 2002 and Subsequent Years (the “Annual Incentive Plan”). Pursuant to the Annual Incentive Plan, the Chief Executive Officer of the Company recommends to the Compensation Committee (i) the employees (other than himself) to receive cash bonus awards under the Annual Incentive Plan; (ii) the amount of the recommended award (by individual or class of individuals and stated as a dollar amount or a percentage of base salary); and (iii) any factors that should be considered by the Compensation Committee or the Board of Directors in connection with their consideration of the Chief Executive Officer’s recommendations (the “Recommendations”) in their determinations. The Compensation Committee considers the Recommendations and may approve the Recommendations with respect to any or all recommended employees, approve an award of a different amount for any or all recommended employees or deny awards to any or all recommended employees.

          In February and March 2006, the Compensation Committee reviewed the Recommendations regarding bonus awards for executive officers other than the Chief Executive Officer (Mr. Milchovich). The Compensation Committee then recommended to the Board of Directors bonus awards in respect of fiscal 2005 for Mr. Milchovich, the other four Named Executive Officers set forth in the Summary Compensation Table and certain other senior executives. The bonus compensation for these individuals, including Mr. Milchovich, was based on the Compensation Committee’s evaluation of the performance of the Company and its business units during 2005, in particular net income (prior to the loss for equity-for-debt exchanges and the asbestos provision), bookings and EBITDA increases accomplished in 2005, as well as the individual performance of each executive. The bonus amount for each Named Executive Officer, including Mr. Milchovich, is set forth in the Summary Compensation Table.

Equity Based Compensation

          On September 10, 2004, the Board of Directors approved the Foster Wheeler Ltd. Management Restricted Stock Plan and the Foster Wheeler Ltd. 2004 Stock Option Plan for

officers and employees. Both of these plans are intended to encourage support of the Company’s long-term goals and to encourage actions to maximize shareholder value. On September 29, 2004 the Compensation Committee approved and granted awards of restricted common shares pursuant to the Foster Wheeler Ltd. Management Restricted Stock Plan, and nonstatutory stock options pursuant to the Foster Wheeler Ltd. 2004 Stock Option Plan to the Chief Executive Officer and certain Named Executive Officers in the amounts set forth in the Summary Compensation Table. The awards of restricted common shares and stock options covered a three year period.

2005 Chief Executive Officer Compensation

          The components of Mr. Milchovich’s compensation in respect of fiscal 2005 were determined pursuant to the terms of his employment agreement and the amount of Mr. Milchovich’s compensation is assessed against the achievement of performance goals by the Company as described in such agreement. The terms of Mr. Milchovich’s employment agreement and all amendments thereto are described under “Employment Agreements”. Mr. Milchovich was retained as the Chief Executive Officer, President and Chairman of the Board of the Company in 2001 after an extensive search had been conducted by the Board of Directors with the assistance of an executive search firm. Mr. Milchovich’s compensation under his Employment Agreement was determined based upon a review of competitive industry compensation levels, his compensation arrangement with his previous employer and the overall compensation package required to attract someone of Mr. Milchovich’s caliber to the Company. The Compensation Committee and the full Board of Directors approved Mr. Milchovich’s employment agreement in 2001 and all subsequent amendments thereto.

          The Compensation Committee, in consultation with the other independent directors, reviewed Mr. Milchovich’s performance. In recommending Mr. Milchovich’s base salary in 2005, the Compensation Committee recognized that the Company’s successful debt-for-equity exchange in September 2004 and significant improvement in the Company’s operating performance allowed the Company to significantly reduce debt, regain financial viability and become more competitive in the marketplace. In recommending Mr. Milchovich’s bonus in respect of fiscal 2005, the Compensation Committee recognized the following significant achievements:

•

the Company’s aggressive program of debt reduction was continued in 2005, reducing overall debt to the lowest level in 15 years; in addition, a new domestic bonding and revolving credit facility was put in place;

•	bookings increased by 70 percent to $4.2 billion, compared to 2004;
•	backlog at year-end increased by 80 percent to $3.7 billion, compared to 2004; and
•	the Company’s share price more than doubled during the year, with a $1.5 billion increase in market capitalization, which includes an increase in shares outstanding of 16.9 million.

          In January 2005, the Compensation Committee recommended a 3% base salary increase for Mr. Milchovich to $900,000 per annum, effective January 1, 2005. In addition, the Compensation Committee recommended a change in the target for the calculation of Mr. Milchovich’s Annual Bonus, as defined in his Employment Agreement, from 80% to 100%, which is more typical of peer company practice, effective for the 2005 fiscal year.

          In establishing Mr. Milchovich’s overall compensation for fiscal 2005, the Compensation Committee compared its recommendation to the compensation data for peer companies and noted that it is in the 75th percentile for that group.

Internal Revenue Code Section 162(m)

          In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Company and to the Company’s executive officers, including the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) disallows a tax deduction by any publicly held corporation for individual compensation exceeding $1 million in any taxable year for its Chief Executive Officer and its other senior executive officers, other than compensation that is performance-based under a plan that is approved by the shareholders of the company and that meets certain other technical requirements. However, tax consequences, including but not limited to tax deductibility by the Company, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Compensation Committee or the Company. In addition, the Compensation Committee believes that it is important for the Company to retain maximum flexibility in designing compensation programs that met its stated objectives. For all of the foregoing reasons, the Compensation Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Compensation Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals, which preserve deductibility.

          The Compensation Committee has responsibility for all compensation matters with respect to the Company’s senior executives. The Compensation Committee regularly reports to the Board of Directors on its activities and decisions and meets in executive session with the independent directors to review the recommended compensation of Mr. Milchovich and other senior executives. The Board of Directors concurred with the Compensation Committee’s recommendations for fiscal 2005.

Compensation Committee:

Joseph J. Melone, Chairman
Diane C. Creel	James D. Woods

Audit Committee Report

          The Audit Committee operates under a written charter adopted and approved by the Board of Directors on July 30, 2002, which was amended and restated on January 28, 2003, September 2, 2004 and most recently on August 9, 2005 (the “Charter”). The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee consists of four directors, all of whom are “independent” as defined by the Company’s Bye-Laws and the definitions used by the National Association of Securities Dealers Automated Quotation “NASDAQ” and the Securities and Exchange Commission “SEC” and meet the criteria set forth in NASDAQ’s rules for audit committee members.

          In addition, as discussed below, at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication as defined in the rules of NASDAQ.

          Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for auditing the consolidated financial statements and its internal control over financial reporting and expressing opinions on the Company’s consolidated financial statements and on management’s assessment of, and the effectiveness of, the Company’s internal control over financial reporting. The Audit Committee’s responsibilities include monitoring and reviewing these processes and procedures.

          During fiscal 2005, the Audit Committee had seven meetings (either in person or telephonically). Among other things, the Audit Committee:

          (1) reviewed and discussed the consolidated audited financial statements as well as the internal control over financial reporting of and for the year ended December 30, 2005 with management, the internal auditors, and the independent auditors, PricewaterhouseCoopers LLP (“PwC”). The Board of Directors, including the Audit Committee, received representations from management as to conformity of the consolidated audited financial statements with generally accepted accounting principles and PwC issued its report dated March 3, 2006;

          (2) discussed with PwC all matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended;

          (3) obtained from PwC a formal written statement describing all relationships between PwC and the Company that might bear on PwC’s independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), reviewed and discussed with PwC any relationships that may have an impact on their objectivity and independence and satisfied itself as to PwC’s independence. The Audit Committee also considered whether the provision of non-audit services by PwC to the Company is compatible with PwC’s independence and concluded that PwC is independent from the Company and its management. The Audit Committee also reviewed and approved among other things, the amount of fees paid to PwC for audit and non-audit services;

          (4) discussed with the Company’s internal auditors and PwC the overall scope and plans of their respective audits. The Audit Committee met with the internal auditors and PwC with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting; and

          (5) based on the reviews and discussions referred to above and subject to the limitations on the Audit Committee’s role and responsibility described above and in the Charter, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2005, for filing with the SEC. The Audit Committee and the

Board also have recommended, subject to shareholder approval, the selection of PwC as the Company’s independent auditors.

The Audit Committee:
Eugene D. Atkinson, Chairman
Diane C. Creel
Stephanie Hanbury-Brown
Joseph J. Melone

Audit Committee Financial Expert

          The Board of Directors has determined that the following directors are the Company’s Audit Committee Financial Experts as defined under Section 407 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the Securities and Exchange Commission in furtherance of Section 407: Eugene D. Atkinson, Diane C. Creel, Stephanie Hanbury-Brown and Joseph J. Melone. Each of these directors has no material relationship with the Company and has been determined by the Board of Directors to be independent under the NASDAQ rules.

Audit Fees

          The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 30, 2005 and December 31, 2004 and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2004(1)	2005

Audit fees(2)	11,306,000	$8,045,200

Audit-related fees(3)	641,000	260,000

Tax fees(4)	1,820,000	2,400,200

All other fees(5)	4,000	5,000

Total	13,771,000	$10,710,400

(1)

The amounts for Audit Fees, Audit-related fees, and all other fees in 2004 have been adjusted to reflect charges for services performed in 2004 that were billed in 2005 in the amount of $258,000.00. All adjusted fees were approved by the Company’s Audit Committee.

(2)

Audit fees consisted of the audit of the Company’s consolidated financial statements, as well as work only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits and regulatory filings. The audit fees included fees related to the audit of the Company’s compliance with Sarbanes-Oxley 404 requirements, a new requirement beginning in 2004.

(3)	Audit-related fees consisted principally of audits of employee benefit plans, as well as assistance provided in Sarbanes-Oxley Section 404 readiness work.

(4)	Tax fees consisted principally of assistance with tax compliance, tax planning and reporting.

(5)	Accounting research software licensing fee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services Performed by the Independent Accounts.

          Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, approving compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. This policy provides for an annual budget for both audit and non-audit services to be approved by the Audit Committee in advance, and the Audit Committee is provided with quarterly reporting on actual spending.

Committees of the Board

          The Board of Directors has established standing committees to consider various matters and to make recommendations to the full Board as to proposed courses of action for the Board. Among the standing committees that have been established are the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee. Each member of each of these committees is independent in connection with independence standards established by the Board of Directors and pursuant to NASDAQ requirements. Committee charters have been established for each of the standing committees and are available on our website at www.fwc.com/corpgov. The charters may also be obtained upon request by writing to the Office of the Secretary, Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey 08809-4000.

Audit Committee

          The members of the Audit Committee are Mr. Eugene D. Atkinson, Chairman, Ms. Diane C. Creel, Mr. Joseph J. Melone and Ms. Stephanie Hanbury-Brown. Effective May 1, 2006, Mr. Robert C. Flexon will join the Audit Committee in place of Diane C. Creel, who will join the Governance and Nominating Committee. During fiscal 2005, this Committee held seven meetings (either in person or telephonically). The Board determined on February 28, 2006 that Eugene D. Atkinson, Diane C. Creel, Stephanie Hanbury-Brown and Joseph J. Melone each qualify as an “audit committee financial expert” pursuant to the rules of the Securities and Exchange Commission.

          The Audit Committee assists the Board in the oversight of (1) the integrity of the financial statements of the Company, (2) the Company’s compliance with legal and regulatory requirements, (3) the independence and qualifications of the Company’s independent registered public accounting firm, and (4) the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm.

          The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm. The functions of this Committee are to review compliance with Company policies; to annually review the status of any significant litigation; to review with the independent registered public accounting firm and management the results of the audit, the Company’s financial statements and the Company’s system of internal accounting control; to pre-approve fees of the independent registered public accounting firm; to review with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Forms 10-K or 10-Q with the Securities and Exchange Commission, including a review of the items required by SAS 61, as amended, as in effect at that time in the case of the quarterly statements; to receive from the independent registered public accounting firm the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the independent registered public accounting firm; and to prepare a report each year concerning compliance with its charter for inclusion in the Company’s proxy statement. The Audit Committee members meet in private with representatives of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, at each Audit Committee meeting.

Compensation Committee

          The Compensation Committee consists of Mr. Joseph J. Melone, Chairman, Ms. Diane C. Creel, and Mr. James D. Woods. During fiscal 2005, this Committee held seven meetings (either in person or telephonically). The functions of this Committee are to discharge the Board’s responsibilities related to compensation of the Company’s directors, CEO and other executives including, but not limited to, approving salary rates and, as applicable, bonuses, the award of stock options, restricted stock or other equity rights for executive officers. The Compensation Committee also recommends to the Board significant amendments or termination of principal pension and welfare plans.

Governance and Nominating Committee

          The members of the Governance and Nominating Committee are Mr. James D. Woods, Chairman, Mr. Eugene D. Atkinson, Mr. David M. Sloan and Ms. Stephanie Hanbury-Brown. During fiscal 2005, this Committee held five meetings. The functions of this Committee include recommending to the Board the appropriate structure and function of the Board and its committees, recommending to the Board the nominees for election as directors and officers, reviewing the performance of incumbent directors and officers to determine whether to nominate them for re-election, overseeing of the annual performance review of the Board and the Committees and considering matters of corporate governance. Mr. Sloan’s tenure on the Governance and Nominating Committee will end on May 9, 2006 since he has resigned from the Board of Directors effective at the annual meeting.

Director Nominations

          The Governance and Nominating Committee identifies and recommends to the Board individuals to be nominated for election as directors. In addition, shareholders may recommend candidates for nomination and election to the Board.

Independence Standards

          A majority of the Board of Directors will consist of independent directors, meaning directors who (1) are neither officers nor employees of the Company or its subsidiaries, (2) have no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and (3) are otherwise “independent” using the rules of NASDAQ.

          To assist it in determining director independence, the Board uses the following standards. A director will not be independent if, within the preceding three years: (1) the director was employed by Foster Wheeler or by any subsidiary of Foster Wheeler, or had an immediate family member, who was an executive officer of Foster Wheeler or any subsidiary of Foster Wheeler or any subsidiary; (2) the director, or an immediate family member, was employed by or affiliated with, Foster Wheeler’s independent or internal auditor in a professional capacity; (3) the director, or an immediate family member, was employed as an executive officer of another company where any of Foster Wheeler’s present executive officers served on that company’s compensation committee; (4) the director is an executive officer or employee, or has an immediate family member who is an executive officer, of a company that made payments to, or received payments from, Foster Wheeler in an annual amount exceeding the greater of $1 million or 2% of such company’s consolidated gross revenues or (5) the director, or an immediate family member, received more than $60,000 per year in direct compensation from Foster Wheeler, other than director and committee fees, pension or other forms of deferred compensation or benefits for prior service not contingent in any way on continued service.

          The Board annually reviews commercial relationships of directors and determines whether any such relationships would create a conflict of interest that would interfere with a director’s independence, even though such relationships are not restricted by the above standards. In making such a determination, the following relationships will not be considered by the Board as material relationships that would impair a director’s independence: (1) the director is an executive officer or an employee, or whose immediate family member is an executive officer, of another company: (a) that is indebted to Foster Wheeler, or to which Foster Wheeler is indebted, and the total amount of either company’s indebtedness to the other is less than 5% of the total consolidated assets of either company; or (b) in which Foster Wheeler owns a common stock interest, or the other company owns a common stock interest in Foster Wheeler, and the amount of the common stock interest is less than 5% of the total shareholders’ equity of the company in which the interest is owned.

          The Board also annually reviews charitable relationships of directors and determines whether any such relationships would create a conflict of interest that would interfere with a director’s independence, even though such relationships are not restricted by the above standards. In making such a determination, the following relationships will not be considered by the Board as material relationships that would impair a director’s independence: the director, or an immediate family member, serves as an officer, director or trustee of a charitable organization and Foster Wheeler’s discretionary charitable contributions to the organization are less than the greater of $1 million or 2% of the organization’s total annual charitable receipts.

Other Criteria; Nomination Method

          In addition, the Company’s Qualifications For Board Members provide that the Board should be comprised of persons with the most beneficial mix of qualifications in areas that are important and relevant to the Company’s businesses. Each director should have in depth experience in at least one area of importance to the Company, such as a general understanding of energy related businesses, professional service businesses with respect to the engineering procurement, and construction industry, regional expertise in areas of the world important to the Company, financial services, legal experience and knowledge in global business. Evaluation of a nominee’s experience should be in the context of the skills brought to the Board contrasted with the skills of the incumbent Board members so as to enhance the composite experience of the Board collectively.

          The Board, by resolution adopted at least 20 days before each annual meeting, selects nominees for election as directors. Shareholders entitled to vote for the election of directors at an annual meeting may nominate individuals for election to the Board if they comply with the following notice procedures. A shareholder’s notice to nominate an individual for election as a director must be received by the Secretary of the Company at the Company’s principal executive offices not less than 120 calendar days in advance of the date that is one year after the Company’s proxy statement for the previous year’s annual meeting. The shareholder’s notice must provide information about the nominee and other information required by the bye-laws, which are filed as an exhibit to our Annual Report on Form 10-K. Alternatively, a copy of the bye-laws can be obtained by writing to Foster Wheeler Ltd., Attn: Corporate Secretary, Perryville Corporate Park, Clinton, New Jersey 08809-4000. The Governance and Nominating Committee will evaluate any director candidate nominated by shareholders according to the criteria discussed above and, based on the results of that evaluation, will determine whether to include the candidate in its recommended slate of director nominees in the proxy statement.

Executive Sessions of the Non-Management Directors

          The non-management members of the Board of Directors meet in Executive Session after each meeting of the Board. The Executive Sessions, which consist only of all non-management directors, are chaired by the Deputy Chairman of the Board, who serves as the Executive Session Presiding Director. The Deputy Chairman of the Board is Mr. Joseph J. Melone. He was appointed by the non-management directors of the Board.

Attendance of Board Members at Annual Meeting of Shareholders

          At the Annual Meeting of Shareholders held on May 10, 2005, all eight members of the Board of Directors were in attendance.

Code of Ethics

          The Company has adopted a Code of Business Conduct and Ethics which applies to all of its directors, officers and employees including the Chief Executive Officer, Chief Financial Officer and other senior finance organization employees. The Code of Business Conduct and

Ethics is publicly available on the Company’s website at www.fwc.com/corpgov. Any waiver of this Code of Business Conduct and Ethics for executive officers or directors may be made only by the Board of Directors or a committee of the Board of Directors and will be promptly disclosed to the shareholders. If the Company makes any substantive amendments to this Code of Business Conduct and Ethics or grants any waiver, including an implicit waiver, from a provision of the Code to the Chief Executive Officer, Chief Financial Officer, Controller or any person performing similar functions, the Company will disclose the nature of such amendment or waiver on the website, or in a report on Form 8-K, as required by law and the rules of any exchange on which the Company’s securities are publicly traded.

          A copy of the Code of Business Conduct and Ethics can be obtained upon request, without charge, by writing to the Office of the Secretary, Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey 08809-4000.

Communicating With Directors

          Shareholders and interested parties (“Stakeholders”) may communicate directly with the Deputy Chairman of the Board of Directors, Mr. Joseph J. Melone, or the non-management directors as a group by mailing such communications to Deputy Chairman, c/o Office of the Secretary, Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey 08809-4000. Stakeholders may also contact the Board of Directors via the internet at www.fw-stakeholder.com. Such communications may be confidential or anonymous.

Compensation of Directors

          Eleven meetings of the Board of Directors (either in person or telephonically) were held during the 2005 fiscal year. Each director attended 75% or more of the total number of meetings of the Board and the Board committees on which he or she served.

          The Board establishes director compensation. The Compensation Committee, with the assistance of outside consultants, periodically reviews the amount and composition of director compensation and makes recommendations to the Board as needed. The Company’s executive officers do not receive additional compensation for their service as directors. Director fees are the sole form of direct or indirect compensation that members of the Board of Directors may receive from the Company.

          Currently, the Company pays directors who are not employed by the Company an annual cash retainer of $60,000. The Chairman of the Audit Committee receives an additional $10,000 per year. The Chairman of the Governance and Nominating Committee receives an additional $5,000 per year. The Chairman of the Compensation Committee, who is also the Deputy Chairman, receives an additional $5,000 per year for his duties as Chairman of the Compensation Committee and $5,000 per year for his duties as Deputy Chairman. In addition, in 2005, each non-employee director was awarded 1,229 restricted common share units pursuant to the Foster Wheeler Ltd. Management Restricted Stock Plan and a non-statutory stock option to purchase 1,049 common shares at an exercise price of $29.675 per share pursuant to the Foster Wheeler Ltd. 2004 Stock Option Plan. The restricted common share units and the stock options were based on fair market value on the date of grant. At the time of grant, each director’s restricted share units and stock options had an equivalent value of $50,000. The restricted common share units vest and the stock options become fully exercisable on September 30, 2006.

Indemnification of Directors and Officers

          Effective October 15, 2005, for a term of one year, the Company has obtained insurance policies in respect of indemnification of directors and officers. The scope of these policies is similar to coverage under prior policies held by the Company.

Summary Compensation Table

          The following table sets forth information showing compensation paid or accrued by the Company and its subsidiaries during each of the Company’s last three fiscal years for the Chief Executive Officer (“CEO”) and the four other most highly compensated executive officers of the Company at the end of the last completed fiscal year (collectively, the “named executive officers”).

	Annual Compensation							Long-Term Compensation

								Awards				Payouts

Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compen- sation ($)		Restricted Stock Awards ($) [1]		Securities Underlying Options/ SARs (#)		Long-term Incentive Payouts ($)	All Other Compen- sation ($)

R. J. Milchovich	2005	$916,610	[2]	$1,800,000		$25,223	[3]	$0		0		$0		$875,450	[4]
Chairman, President &	2004	$880,828		$1,333,667		$55,995	[5]	$7,122,848	[6]	1,151,512	[6]	$0		$875,225	[7]
CEO	2003	$873,600		$1,572,480	[8]	$62,930	[9]	$0		0		$0		$2,716,000	[10]

B.H. Cherry	2005	$524,530	[11]	$464,100		$44,450	[12]	$0		0		$0		$459,450	[13]
CEO of Foster	2004	$483,750		$387,000		$24,640	[14]	$2,136,855	[15]	345,453	[15]	$0		$9,225	[16]
Wheeler Global Power	2003	$450,000		$945,000		$182,685	[17]	$0		5,000		$0		$9,000	[18]
Group

J. T. La Duc	2005	$464,000		$334,080		$21,295	[19]	$0		0		$0		$9,450	[20]
Executive Vice	2004	$316,730	[21]	$339,750	[22]	$96,558	[23]	$961,584	[24]	155,454	[24]	$0		$4,428	[25]
President & Chief												$	$
Financial Officer

Umberto della Sala	2005	$350,485		$661,500		$0		$468,600	[27]	$169,000	[27]	$0		$0
Chief Executive
Officer of Foster
Wheeler Global
Engineering and
Construction Group[26]

Peter J. Ganz	2005	$102,607	[28]	$626,449	[29]	$0		$500,390	[30]	52,165[30]		$0		$0
Executive Vice
President &
General Counsel

(1)          Restricted common shares were awarded to the named individuals and the amounts reported in the Summary Compensation Table represent the market value at the date of grant calculated by multiplying the closing price of common stock on the date granted by the number of shares or units awarded. On an individual basis, the aggregate number of restricted shares and share units and the market value of such shares held as of December 30, 2005 was as follows: (i) Mr. Milchovich: 516,148.65 shares with a value of $18,983,947, (ii) Mr. Cherry: 232,266.80 shares with a value of $8,542,773, (iii) Mr. La Duc: 104,520.05 shares with a value of $3,844,247, (iv) Mr. della Sala: 102,126.80 share units with a value of $3,756,224, and (v) Mr. Ganz: 17,417 shares with a value of $640,597.

              With the exception of Mr. Milchovich, one-third of the restricted shares vested on December 31, 2005, and the remaining two-thirds vest on December 31, 2006. Mr. Milchovich’s shares vest on October 22, 2006. With the exception of Mr. della Sala, who was awarded share units, these shares are subject to voting and dividend rights upon grant.

(2)          During 2005, the Company discontinued its program for providing company vehicles to certain eligible employees. At such point in 2005 when an employee’s vehicle lease expired, the employee received an increase in his or her salary equal to the previous annual vehicle lease allocation (“Lease Allocation”). Included in Mr. Milchovich’s salary for 2005 is $16,610 attributable to the increase for the Lease Allocation.

(3)          In accordance with Mr. Milchovich’s Employment Agreement with the Company, he received the following grossed-up payments: $13,466 for country club membership fees and dues, and $3,536 for tax preparation fees. He also received reimbursement of $3,209 for telecommunications for business use in his home. The Company pays an annual premium of $1,108 for an $800,000 life insurance policy for the benefit of Mr. Milchovich’s beneficiaries as long as Mr. Milchovich is an employee of the Company. Mr. Milchovich will receive any cash surrender value under this policy. Mr. Milchovich’s personal use of a Company vehicle in 2005 was valued at $7,113.

(4)          Pursuant to an amendment to Mr. Milchovich’s Employment Agreement dated January 22, 2003, whereby the Company agreed to monetize his retirement benefit, as further described under “Employment Agreements”, Mr. Milchovich received $866,000 in four quarterly installments of $216,500 each. The Company also made a $9,450 match on Mr. Milchovich’s employee 401(k) contribution.

(5)          In accordance with Mr. Milchovich’s Employment Agreement with the Company, he received a grossed-up payment of $32,164 for country club membership fees and dues. He also received reimbursement of $2,016 for telecommunications for business use in his home. The Company pays an annual premium of $1,108 for an $800,000 life insurance policy for the benefit of Mr. Milchovich’s beneficiaries as long as Mr. Milchovich is an employee of the Company. Mr. Milchovich will receive any cash surrender value under this policy. Mr. Milchovich’s personal use of a Company vehicle in 2004 was valued at $17,070.

(6)          On October 6, 2004, Mr. Milchovich was awarded 774,222.65 restricted common shares pursuant to the Foster Wheeler Ltd. Management Restricted Stock Plan, and non-statutory stock options to acquire 1,151,512 common shares pursuant to the Foster Wheeler Ltd. 2004 Stock Option Plan. One-third of these shares and one-third of the options vested on

October 22, 2005, and the remaining two-thirds of the shares and the options will vest on October 22, 2006.

(7)           Pursuant to an amendment to Mr. Milchovich’s Employment Agreement dated January 22, 2003, whereby the Company agreed to monetize his retirement benefit, as further described under “Employment Agreements”, Mr. Milchovich received $866,000 in four quarterly installments of $216,500 each. The Company also made a $9,225 match on Mr. Milchovich’s employee 401(k) contribution.

(8)           In January 2004, the Compensation Committee and the Board of Directors approved a pool of bonus compensation to a group of approximately forty corporate wide employees, from which the employees would be paid a bonus which was contingent upon the occurrence of certain events. These bonuses related to performance in 2003. One-third of the bonus was paid upon completion of the exchange offer. Mr. Milchovich received the one-third portion ($524,160) on September 29, 2004. He received the remaining two-thirds portion ($1,048,320) in August 2005 after the Company attained two consecutive fiscal quarters of positive earnings. Other corporate officers also received bonus awards.

(9)           In accordance with Mr. Milchovich’s Employment Agreement with the Company, he received the following grossed-up payments: (i) $37,022 for country club membership fees and dues, and (ii) $6,390 for reimbursement of legal fees in connection with his employment contract. Personal use of a Company vehicle was $15,610. He also received reimbursement of $2,800 for telecommunications for business use in his home. The Company pays an annual premium of $1,108 for an $800,000 life insurance policy for the benefit of Mr. Milchovich’s beneficiaries as long as Mr. Milchovich is an employee of the Company. Mr. Milchovich will receive any cash surrender value under the policy.

(10)           On March 25, 2003, Mr. Milchovich received $293,600 from the Company as the first payment pursuant to a retention award granted by the Board of Directors on February 28, 2003 to encourage a group of twenty four highly performing employees to remain with the Company. On January 6, 2004, he received the second part of the award in the amount of $681,400, which was contingent upon his continued employment with the Company on December 31, 2003. Also, pursuant to an amendment to Mr. Milchovich’s Employment Agreement dated January 22, 2003, whereby the Company agreed to monetize his retirement benefit, as further described under “Employment Agreements”, Mr. Milchovich received the gross amount of $1,082,500 and three quarterly lump sum payments of $216,500 each. The Company made a $9,000 match on Mr. Milchovich’s employee 401(k) contribution.

(11)          During 2005, the Company discontinued its program for providing company vehicles to certain eligible employees. At such point in 2005 when an employee’s vehicle lease expired, the employee received an increase in his or her salary equal to the previous annual vehicle lease allocation (“Lease Allocation”). Included in Mr. Cherry’s salary for 2005 is $4,530 attributable to the increase for the Lease Allocation.

(12)          In accordance with Mr. Cherry’s Employment Agreement with the Company, he received a grossed up payment of $29,857 for moving expenses in connection with his relocation to New Jersey. His personal use of a Company vehicle in 2005 was valued at $14,593.

(13)          In April 2005, Mr. Cherry received $450,000 pursuant to the Key Employee Retention Program (“KERP”). The KERP was implemented to retain key employees during the restructuring period. It provided for certain key employees to receive a percentage of their base salary, in effect as of the date of the KERP letter, (in Mr. Cherry’s case it was 100%) provided the employee did not voluntarily leave the Company prior to March 31, 2005. In addition, the Company made a $9,450 match on Mr. Cherry’s employee 401(k) contribution.

(14)          Mr. Cherry received $9,813 for financial planning/tax preparation. His personal use of a Company vehicle in 2004 was valued at $14,071. Mr. Cherry also received a $756 update for Group term life insurance.

(15)          On October 6, 2004, Mr. Cherry was awarded 232,266.80 restricted common shares pursuant to the Foster Wheeler Ltd. Management Restricted Stock Plan, and non-statutory stock options to acquire 345,453 common shares pursuant to the Foster Wheeler Ltd. 2004 Stock Option Plan. One-third of these shares and one-third of the options vested on December 31, 2005, and the remaining two-thirds of the shares and the options will vest on December 31, 2006.

(16)          The Company made a $9,225 match on Mr. Cherry’s employee 401(k) contribution.

(17)          In accordance with Mr. Cherry’s Employment Agreement with the Company, he received the following grossed up payments in connection with his relocation to New Jersey: (i) $113,764 for temporary living expenses, and (ii) $46,102 for travel expenses. The Company incurred the cost of $6,542 on his behalf for shipment of household goods. His personal use of a Company vehicle in 2003 was valued at $16,277.

(18)          The Company made a $9,000 match on Mr. Cherry’s employee 401(k) contribution.

(19)          In accordance with Mr. La Duc’s Employment Agreement with the Company, he received grossed up reimbursement of tax services in the amount of $3,226. Mr. La Duc’s personal use of a Company vehicle in 2005 was valued at $18,069.

(20)          The Company made a $9,450 match on Mr. La Duc’s employee 401(k) contribution.

(21)          Mr. La Duc commenced employment with the Company on April 14, 2004.

(22)          John T. La Duc became Executive Vice President and Chief Financial Officer of the Company on April 14, 2004, and received a signing bonus in the amount of $166,250 on that date. He also received $173,500 which represents short term bonus compensation for 2004.

(23)          In accordance with Mr. LaDuc’s Employment Agreement with the Company, he received the following grossed up payments in connection with his relocation to New Jersey: (i) taxable moving expenses in the amount of $87,510, which includes $12,088 for closing costs on a new home and other related costs, as well as a moving allowance in the amount of $21,635; and, (ii) an additional $2,788 of non-taxable moving expenses. Mr. LaDuc’s personal use of a Company vehicle in 2004 was valued at $6,260.

(24)          On October 6, 2004, Mr. LaDuc was awarded 104,520.05 restricted common shares pursuant to the Foster Wheeler Ltd. Management Restricted Stock Plan, and non-statutory stock options to acquire 155,454 common shares pursuant to the Foster Wheeler Ltd. 2004 Stock Option Plan. One-third of these shares and one-third of the options vested on December 31, 2005, and the remaining two-thirds of the shares and the options will vest on December 31, 2006.

(25)          The Company made a $4,428 match to Mr. LaDuc’s employee 401(k) contribution.

(26)          Mr. della Sala is the President and Chief Executive Officer of Foster Wheeler Italiana S.p.A. and Chairman and Chief Executive Officer of Foster Wheeler Continental Europe S.r.l. On June 23, 2005, he became the Chief Executive Officer of the Foster Wheeler Global Engineering and Construction Group of the Company and an “Executive Officer” of the Company. Mr. della Sala's compensation is paid in euros. For salary, conversion to U.S. dollars is calculated with a blended rate representing an average of the exchange rates through 2005. For bonus, the exchange rate on the date on which Mr. della Sala's bonus was approved by the Compensation Committee is used.

(27)          On August 8, 2005, Mr. della Sala was awarded 20,000 restricted stock units pursuant to the Foster Wheeler Management Restricted Stock Plan, and non-statutory stock options to acquire 169,000 common shares pursuant to the Foster Wheeler Ltd. 2004 Stock Option Plan. One-third of these units and one-third of these options vested on December 31, 2005, and the remaining two-thirds of the share units and options will vest on December 31, 2006.

(28)          Mr. Ganz joined the Company on October 10, 2005. His annual base salary is $425,000. Annual salary shown in the table reflects payment from October 10, 2005 to December 31, 2005 and includes the amount of $4,530 which is attributable to an increase in salary due to the discontinuance by the Company in 2005 of its program for providing company vehicles to certain eligible employees.

(29)          Mr. Ganz received a $500,000 signing bonus in October 2005 when he joined the Company. $126,449 represents short term bonus compensation for 2005.

(30)          On October 24, 2005 Mr. Ganz was granted 17,417 restricted shares pursuant to an Inducement Award as provided by his employment agreement. Mr. Ganz ‘s employment agreement provided for a grant of restricted stock valued at $521,645 based upon the market price of the common shares on October 7, 2005. In addition, Mr. Ganz was awarded non-statutory stock options, on October 10, 2005, to acquire 52,165 common shares pursuant to the Foster Wheeler Ltd. 2004 Stock Option Plan. One-third of these shares and one-third of these options vested on December 31, 2005, and the remaining two-thirds of the shares and options will vest on December 31, 2006.

          Options Granted

          Following is a table dealing with stock option grants which were made to named executive officers during the last completed fiscal year.

Name	Number of Securities Underlying Options Granted (#)*	% of Total Options Granted to Employees in Fiscal Year*	Exercise or Base Price ($/Share)*	Expiration Date	Grant Date Present Value (1) ($)

R.J. Milchovich	0	0%	—	—	—
B.H. Cherry	0	0%	—	—	—
J. T. La Duc	0	0%	—	—	—
U. della Sala	169,000	76%	$23.20	08/07/2008	$1,480,440
P. J. Ganz	52,165	24%	$29.95	10/09/2008	$565,990

*

The named individuals were granted options pursuant to the Company’s 2004 Stock Option Plan. One-third of the options vested on December 31, 2005 and the remaining two-thirds vest on December 31, 2006.

(1) Based on the Black-Scholes options pricing model, using the following assumptions:

(i)	the option exercise price as shown in the table is the average of the high and the low price of the common shares on the date the option was granted.
(ii)	the dividend yield of the common shares was assumed to be zero,
(iii)	the expected term of the options is three years from the date of issue,
(iv)

the risk free rate of return for each option was determined based on the interest rate on the date that the option was granted, on Treasury securities with a maturity equal to the expected term of the option, and

(v)

the expected volatility of the common shares was calculated after consideration of (a) unadjusted historical volatility of Foster Wheeler’s common share pricing data for the period commensurate with the expected life of the options as of the date of option grant (b) the historical volatility of Foster Wheeler’s common share pricing data for the period commensurate with the expected life of the options as of the date of option grant, adjusted to remove the common share pricing date for the two-year period of restructuring activities commencing in January 2003, and (c) volatility of comparable “restructured” companies.

The values shown are theoretical and do not necessarily reflect the actual values the recipients may eventually realize. Any actual value to the officer or other employee will depend on the extent to which market value of the Company’s common shares at a future date exceeds the exercise price.

Aggregate Option Exercises

          The following table sets forth, for the named individuals, the number of shares of Foster Wheeler common shares acquired upon option exercise during 2005, the value realized (spread between the market price on the date of exercise and the option price) as a result of such option exercises, and the number and value of unexercised options (both exercisable and unexercisable) as of December 30, 2005, under the 1995 Stock Option Plan of Foster Wheeler Inc., the Foster Wheeler Ltd. 2004 Stock Option Plan or inducement option grants.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 30, 2005 (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at December 30, 2005 ($) Exercisable/ Unexercisable
R. J. Milchovich	127,945	$2,793,346	349,559/789,008	$7,075,129/$20,801,273
B. H. Cherry	0	0	10,150/353,053	$81,595/$9,411,598
J. T. La Duc	0	0	0/155,454	0/$4,206,119
U. della Sala	0	0	6,350/291,148	$21,810/$5,541,673
P. J. Ganz	0	0	0/52,165	0/$338,290

Long-Term Incentive Plans--Awards in Last Fiscal Year

          No long-term incentive cash awards were granted by the Company for the fiscal year 2005. Presently, there is no plan which provides for long-term cash incentive awards.

Defined Benefit Plans

          The Company maintains a qualified non-contributory final average pay defined benefit Pension Plan for covered employees of the Company. On May 31, 2003, the Pension Plan was frozen and no further service or benefit accruals will occur. Annual payments under the Pension Plan will be made based on years of service as of May 31, 2003. Because annual payouts under the Pension Plan can be determined at this time with respect to each named executive officer, and because the Pension Plan payouts for other employees will not depend upon years of service at retirement, we have provided the information below. The following chart indicates the frozen service and annual qualified Pension Benefit on a Life Annuity basis, payable at normal retirement age of 65 for the officers listed.

Officer	Years of Service Used to Calculate Pension Payments	Annual Pension Payment

Raymond J. Milchovich	Please see the pension benefit provided to Mr. Milchovich under “Employment Agreements”
Bernard H. Cherry	No Pensionable Service or Benefit
Peter J. Ganz	No Pensionable Service or Benefit
John T. La Duc	No Pensionable Service or Benefit
Umberto della Sala	(1)	(1)

(1)          Mr. della Sala’s terms of employment are governed by Italian law and a national collective bargaining agreement which is negotiated at a national level. He is not subject to a Foster Wheeler pension plan. Upon retirement he will receive a pension pursuant to Italian law. Normal age of retirement in Italy is age 65.

Employment Agreements

          Share information in the following discussion has been adjusted for the 1 – for – 20 reverse share split (“Reverse Share Split”) which was approved by Shareholders on November 29, 2004.

Raymond J. Milchovich Employment Agreement

          Mr. Milchovich entered into an employment agreement with the Company effective October 22, 2001, which expires on October 21, 2006. The Company expects a new employment agreement to be negotiated with Mr. Milchovich prior to this expiration date. Mr. Milchovich serves as Chairman, President and Chief Executive Officer of the Company. Pursuant to terms of the agreement, his salary is reviewed on each anniversary date with increases on such date or other agreed date to be not less than the average increase for the Company’s salaried workforce. On January 25, 2005, the Compensation Committee and the Board of Directors approved an Amendment to Mr. Milchovich’s Employment Agreement whereby his salary for 2005 was increased to $900,000 and the multiplier for the calculation of Mr. Milchovich’s Annual Bonus, as defined in the Employment Agreement, was changed from 80% to 100% effective for 2005.

          Mr. Milchovich’s agreement, as amended, establishes an annual target bonus equal to 100% of base salary which will be payable should the Company achieve 100% of target objectives which are approved by the Compensation Committee of the Board of Directors. The 2005 objectives upon which the incentive plan is based include earnings, cash flow, bookings and other factors that impact the Company’s performance both near and longer term. If these objectives are exceeded, Mr. Milchovich may receive an award up to three times the aforementioned target. For the objectives used to determine Mr. Milchovich’s bonus for 2005, see the Compensation Committee Report on Executive Compensation.

          Under the terms of his employment agreement, Mr. Milchovich received an option to purchase 65,000 common shares of the Company. These were granted at an exercise price of $99.70and vest 20% each year over the term of the agreement. As indicated above, the foregoing number of options and the exercise price have been adjusted for the 1 – for – 20 “Reverse Share Split which was approved by Shareholders on November 29, 2004. Pursuant to an amendment to the agreement dated September 13, 2002, additional options that would have been granted to Mr. Milchovich on the first and second anniversaries of his employment were accelerated and granted September 24, 2002. The amended grant provided for an option to purchase a number of shares such that the Black Scholes value of the option on the grant date equaled $5 million; provided that the number of shares was not less than 35,000 or more than 50,000. Based on the foregoing calculation, on September 24, 2002, Mr. Milchovich received an option to purchase 50,000 common shares of the Company at an exercise price of $32.80. Again, the number of options and the exercise price have been adjusted for the Reverse Share Split. A portion of the option representing one-forty-eighth (1/48) of the number of shares represented by such option vested on the date of grant and on the first day of each successive month thereafter. The option exercise price was established by calculating the median of the high and low price of the Company’s common shares on the grant date.

          Mr. Milchovich received a signing bonus in the amount of $500,000 on October 22, 2001. In the event he voluntarily terminated employment without “good” reason or was terminated by the Company for “cause” (both as defined in the agreement) prior to his first anniversary date, he would have been required to repay to the Company the after-tax amount of this payment. In addition, Mr. Milchovich received relocation assistance to the New Jersey area including an equity buyout related to his home so as to expedite the relocation process.

          Mr. Milchovich’s agreement provides that the Company will pay to Mr. Milchovich a retirement benefit equal to the projected retirement benefit he would have received at the end of the five-year term had he remained with his previous employer less any benefit he actually receives from his previous employer at termination therefrom. Under the agreement, the total obligation of the Company was limited to $4.333 million, which was supported by a Letter of Credit funded 50% upon the effective date of the agreement and in quarterly increments thereafter. Pursuant to an amendment to the agreement dated January 23, 2003, the Company agreed to monetize the retirement benefit periodically during the life of Mr. Milchovich’s employment agreement. As a result, a single lump sum payment was made to Mr. Milchovich in the gross amount of $1,082,500 on February 6, 2003. Beginning on April 21, 2003, and on the twenty-first day of each calendar quarter thereafter, Mr. Milchovich has been receiving a lump sum payment of $216,500 less applicable withholding taxes. Under the amended agreement, the total future obligation of the Company as of December 31, 2005 is $866,000.00. In the event Mr. Milchovich’s employment is terminated prior to the fifth anniversary of the effective date of his employment contract by the Company with cause or by the executive without good reason, Mr. Milchovich shall promptly repay to the Company in a single lump sum payment the gross amount of the payments made to that date.

          Upon termination of employment by the Company without cause, by Mr. Milchovich for good reason, or because of death or disability, Mr. Milchovich is entitled to receive a single lump sum payment of the unpaid balance of the Company’s obligation under the amended agreement and may immediately draw upon the letter of credit for the quarterly installment payment then due. In the event Mr. Milchovich separates from employment before the fifth anniversary of the date of this agreement, Mr. Milchovich’s employment is terminated with cause or Mr. Milchovich terminates his employment without good reason, Mr. Milchovich would be required to promptly repay the gross amount of the payments made to him in a single lump sum payment.

          The agreement provides that in the event of termination during the term by the Company without cause or by the executive for good reason or by virtue of the executive’s death or by virtue of continuing disability, the Company will continue payments on a monthly basis for 24 months in an amount equal to the base salary plus the target bonus opportunity. In the case of disability, such payments would be offset by any insurance payments that may be due. Further, any granted but unexercised stock options shall become vested and exercisable for the period commencing the date of termination through the second anniversary thereof.

          If Mr. Milchovich is terminated without cause during the 30 days commencing twelve months after a Change of Control, as defined in the agreement, he shall be entitled to a lump sum payment equal to three years’ salary plus target bonus, continuation of health and welfare benefits plus perquisites for a three-year period, vesting of any granted but unexercised stock options with such options remaining exercisable through the second anniversary of termination, the payment for executive outplacement services, and a “gross up” payment to reimburse him for any excise tax which may be imposed as a result of such payment.

          The Company and Mr. Milchovich executed an amendment to the employment agreement in July 2004, which provided that the equity-for-debt exchange offer, which was completed on September 24, 2004, would not be deemed a Change of Control for purposes of provisions relating to a termination of his employment for any reason during the 30-days following the twelve month anniversary of a Change of Control.

Employment Agreement for Bernard H. Cherry

          Mr. Cherry entered into an employment agreement with the Company effective September 23, 2002, which expires upon the occurrence of his death, physical or mental disability or notice of termination for cause. Mr. Cherry will serve as President and Chief Executive Officer of Foster Wheeler North America Corp., (formerly Foster Wheeler Power Group, Inc.). Pursuant to the terms of the agreement, Mr. Cherry is entitled to a base salary to be reviewed by the Company on each anniversary date or other appropriate date when the salaries of executives at the executive’s level are normally reviewed. His base salary is currently $524,530.

          Under the terms of the agreement, Mr. Cherry received an option to purchase 12,750 common shares of the Company on November 4, 2002. One-fifth of these options become exercisable after one year, two-fifths become exercisable after two years, three-fifths after three years, four-fifths after four years and all of the options are exercisable after five years from the date of grant. The exercise price was established by calculating the mean of the high and low price of the common shares on the date of grant. In addition, Mr. Cherry received an option to purchase 5,000 shares on December 23, 2003, priced at the fair market value on the first anniversary of the effective date pursuant to his employment agreement. Mr. Cherry’s option vests in quarterly increments with one-fourth of the option exercisable after one year, one-half exercisable after two years, three-fourths exercisable after three years, and all of the options exercisable after four years from the date of grant. Both of the above options expire ten years from the date of the grant.

          Mr. Cherry’s employment agreement provided for an annual incentive bonus target of 70% of base salary up to a maximum of 210% of base salary based upon targeted business objectives as established by the Chief Executive Officer. In March 2005, the Compensation Committee approved an amendment to Mr. Cherry’s employment agreement whereby the annual incentive bonus target was changed from 70% of base salary to 85%, effective for 2005.

          Mr. Cherry received a signing bonus in the amount of $500,000 on October 10, 2002. In the event he voluntarily terminated employment without “good” reason or was terminated by the Company for “cause” (both as defined in the agreement) prior to his first anniversary date, he would have been required to repay to the Company the after-tax amount of this payment.

          Mr. Cherry is entitled to receive certain perquisites, including an allowance for an automobile, annual financial planning services, reimbursement on a one-time basis for legal expenses associated with estate planning, a facsimile machine at his home and an annual physical examination.

          The agreement provides that in the event of any termination of Mr. Cherry’s employment, Mr. Cherry will be entitled to receive the following amounts: (a) Mr. Cherry’s annual base salary through the date of termination, (b) a balance of any earned but as yet unpaid annual bonus, (c) accrued but unpaid vacation pay, (d) any vested but not forfeited benefits to the date of termination under the employee benefit plans, (e) vested stock options, and (f) continuation of certain employee benefits.

          In addition, the agreement provides that in the event of termination of employment during the term by the Company without cause or by Mr. Cherry for good reason, the Company will (a) continue payments on a monthly basis for twenty-four months in an amount equal to the base salary at the rate in effect on the date of termination (b) pay an annual cash incentive for the calendar year that includes Mr. Cherry’s Termination Date and the following calendar year equal to a percentage of the base salary which is the average percentage of base salaries paid as bonuses to the executives of the Company at Mr. Cherry’s level, (c) provide continued employee health and welfare benefit plan coverage for two years, and (d) provide career transition assistance. Further, in the event of termination of employment by the Company without cause or by Mr. Cherry for good reason within one year of the termination or retirement of the chairman of the Board of Directors who is chairman on the effective date, any granted but unexercised stock options shall become vested and exercisable for the period of two years commencing the date of termination.

          The agreement provided for Mr. Cherry to receive relocation assistance to the New Jersey area.

Employment Agreement for John T. La Duc

          Mr. La Duc entered into an employment agreement with the company effective April 14, 2004, which expires on April 14, 2007 or earlier upon the occurrence of his death, physical or mental disability, notice of termination for cause, resignation for good reason, termination without cause, or voluntary resignation. Mr. La Duc will serve as Executive Vice President and Chief Financial Officer and perform such duties consistent with the position. Pursuant to the terms of the agreement, Mr. La Duc is entitled to a base salary to be reviewed by the Company on each anniversary date or another appropriate date when the salaries of executives at the executive’s level are normally reviewed. Mr. La Duc’s current base salary is $464,000.

          Mr. La Duc’s employment agreement provides for an annual incentive bonus target of 60% of base salary up to a maximum of 180% of base salary based upon targeted business objectives as established by the Chief Executive Officer. Mr. La Duc received a signing bonus in the amount of $166,250 on April 14, 2004. In the event he voluntarily terminated employment with the Company without good reason or was terminated by the Company for cause prior to his first anniversary date, he would have been required to repay the net, after-tax amount related to a $150,000 portion of the signing bonus.

          The agreement also provides eligibility for annual stock option grants as determined by the Compensation Committee of the Board, restricted stock upon consummation of the equity-for-debt exchange offer (an award of such restricted stock was granted in 2004), and an annual five-week paid vacation period. Mr. La Duc is entitled to participate in the benefit plans of the company and is entitled to receive certain perquisites, including an allowance for an automobile, annual financial planning services, reimbursement on a one-time basis for legal expense associated with estate planning, a facsimile machine for use at home and an annual physical examination.

          The agreement also provides that in the event of any termination of Mr. La Duc’s employment, he will be entitled to receive the following amounts: (a) annual base salary through the date of termination, (b) a balance of any earned but as yet unpaid annual bonus, (c) accrued but unpaid vacation pay, (d) any vested but not forfeited benefits to the date of termination under the Company’s employee benefit plans, and (e) continuation of certain employee benefits pursuant to the terms of the Company’s employee benefit plans.

          The agreement provides that in the event of termination of employment during the term by the Company without cause, or by Mr. La Duc for good reason, the Company will, in addition to paying the above amounts provide to Mr. La Duc, (a) the base salary at the rate in effect on the date of termination payable on a monthly basis for twenty-four months, (b) an annual cash incentive for the calendar year that includes Mr. La Duc’s Termination Date and the following calendar year equal to a percentage of the base salary which is the average percentage of base salaries paid as bonuses to the executives of the Company at Mr. La Duc’s level, (c) continued employee health and welfare benefit plan coverage for two years at active employee levels and costs, (d) removal of all restrictions from restricted stock, (e) vesting of stock options, and (f) career transition services not to exceed $8,000.

Employment Agreement for Peter J. Ganz

          Mr. Ganz entered into an employment agreement with the company effective October 10, 2005, which terminates upon the occurrence of his death, physical or mental disability, notice of termination for cause, resignation for good reason, termination without cause, or voluntary resignation. Under the agreement, Mr. Ganz serves as Executive Vice President and General Counsel and is to perform duties consistent with this position. Mr. Ganz is entitled to a base salary to be reviewed by the Company on each anniversary date or another appropriate date when the salaries of executives at the executive’s level are normally reviewed. Mr. Ganz’s initial base salary under the agreement is $425,000.

          Mr. Ganz’s employment agreement provides for an annual incentive bonus target of 70% of base salary up to a maximum of 210% of base salary based upon targeted business objectives as established by the Chief Executive Officer. Mr. Ganz received a signing bonus in the amount of $500,000 on October 10, 2005. In the event he voluntarily terminates employment with the Company without good reason or is terminated by the Company for cause prior to his first anniversary date, he is required to repay a pro-rata portion of the signing bonus based on the number of days he is employed.

          The agreement also provides eligibility for annual stock option grants as determined by the Compensation Committee of the Board, a grant of restricted stock valued at $521,645 based on the market price of the common shares on October 7, 2005, and a grant of options for 52,165 common shares at an exercise price equal to the average of the high and low market prices for the common shares on October 7, 2005. One-third of the restricted stock vested on December 31, 2005 and the remaining two-thirds vests on December 31, 2006, subject to the terms of the restricted stock award agreement. The options have a term of three years and expire on October 9, 2008. One-third of the total number of shares subject to the options vested on December 31,

2005, and two-thirds of the total number of shares subject to the options shall vest and become exercisable on December 31, 2006. Mr. Ganz is entitled to participate in the benefit plans of the company and is entitled to receive certain perquisites, including an allowance for an automobile, annual financial planning services, reimbursement on a one-time basis for legal expense associated with estate planning, a facsimile machine for use at home and an annual physical examination.

          The agreement also provides that in the event of any termination of Mr. Ganz’s employment, he will be entitled to receive the following amounts: (a) annual base salary through the date of termination, (b) a balance of any earned but as yet unpaid annual bonus, (c) accrued but unpaid vacation pay, (d) any vested but not forfeited benefits to the date of termination under the Company’s employee benefit plans, and (e) continuation of certain employee benefits pursuant to the terms of the Company’s employee benefit plans.

          The agreement provides that in the event of termination of employment during the term by the Company without cause, or by Mr. Ganz for good reason, the Company will, in addition to paying the above amounts, provide to Mr. Ganz, (a) the base salary at the rate in effect on the date of termination payable on a monthly basis for twenty-four months, (b) an annual cash incentive for the calendar year that includes Mr. Ganz’s Termination Date and the following calendar year equal to a percentage of the base salary which is the average percentage of base salaries paid as bonuses to the executives of the Company at Mr. Ganz’s level, (c) continued employee health and welfare benefit plan coverage for two years at active employee levels and costs, (d) removal of all restrictions from restricted stock and (e) career transition services not to exceed $8,000.

Umberto della Sala - Italian Law and National Collective Bargaining Agreements

          For the salary, bonus and other compensation paid to Mr. della Sala, see the Summary Compensation Table. We have entered into a letter agreement with Mr. della Sala providing that he is to serve as a Manager for the Company. Many terms of Mr. della Sala’s employment are mandated by Italian law and a national collective bargaining agreement which is negotiated at a national level, beyond the control of any particular employer, between the unions of a particular business sector and the employers’ association in the applicable sector. Italy’s National Collective Contract of Employment for Upper Managers in Manufacturing and Service Companies (the “Agreement”), effective January 1, 2004, terminates on December 31, 2008. It provides, among other things, that:

•	executives are entitled to minimum gross monthly salary and salary increases related to length of service;
•	executives’ yearly salaries are paid in 13 installments;
•	executives are not subject to working time schedules or overtime rules;
•	executives are entitled to 35 days of vacation per year;
•	for justified reasons, executives are entitled to an unpaid leave period;
•

in case of illness, the executives are entitled to maintain their position for a period of up to 12 months, during which they will receive their full salary (with the cost being fully borne by the employer);

•	executives are entitled to mandatory paid maternity leave;
•	executives are entitled to insurance coverage for on- and off-duty accidents; and

•	executives are entitled to indemnification for any civil and criminal liabilities incurred by the executives in the performance of their employment activities.

          In addition, the Agreement provides that following a merger, executives are entitled to resign without notice for three months from the date of the merger, regardless of any detriment in their working conditions.

          The Agreement also regulates the severance benefits payable upon any termination of employment by the employer, as generally described below:

•

If there is a termination for cause, the executive would not be entitled to any notice period, but he would be entitled to receive severance compensation. Cause would include events such as theft, riots and serious insubordination.

•

If there is a termination other than for “cause,” the executive would be entitled to a notice period. The notice period is equal to eight months for executives having a seniority of up to two years, and it is increased in proportion to seniority up to a maximum of 12 months for executives having more than 10 years of seniority.

•

If there is a termination without cause or “justified reasons” under Italian law, the executive might challenge the dismissal in court. If the termination of the employment relationship is deemed unlawful by a court, the executive may be awarded damages up to a maximum amount of 22 months’ salary. An executive is never entitled to reinstatement, regardless of the cause of termination.

Change-in-Control Arrangements

          Other than the provisions which have been outlined for Mr. Milchovich and Mr. della Sala, the Company entered into change of control employment agreements (the “Agreements”) with Messrs. Bernard H. Cherry, Peter J. Ganz and John T. La Duc. The Agreement with Mr. Cherry was entered into on November 4, 2002. The agreement with Mr. Ganz was entered into on October 10, 2005. The agreement with Mr. La Duc was entered into on April 14, 2004. The Agreements provide that if, within three years of a “change of control”, as defined in the Agreements, Foster Wheeler Inc. terminates an Executive’s employment other than for “cause” (defined as failure to perform the Executive’s duties or engaging in illegal or gross misconduct) or disability or if the Executive terminates employment for “good reason,” (defined as diminution of duties or responsibilities, Foster Wheeler Inc.’s failure to compensate the Executive, a change in workplace, Foster Wheeler Inc.’s purported termination of the Agreements or failure to comply with the Agreements), the Executive will be entitled to receive a lump sum cash payment of the following amounts: (a) the Executive’s base salary through the date of termination, plus (b) a proportionate annual bonus, plus (c) unpaid deferred compensation and vacation pay. Messrs. Cherry, Ganz and La Duc will also be entitled to receive a lump sum cash payment of three times the sum of the Executive’s base salary and the highest annual bonus.

          The Agreements also provide for a five-year continuation of certain employee welfare benefits and a lump sum payment equal to the actuarial value of the service credit under Foster Wheeler Inc.’s qualified retirement plans the Executive would have received if the Executive had remained employed for three years after the date of the Executive’s termination. Foster Wheeler Inc. will also provide the Executive with outplacement services. Finally, the Executive may tender restricted stock (whether vested or not) in exchange for cash. However, if any payments to the Executive, whether under the Agreements or otherwise, would be subject to the “golden parachute” excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, Foster Wheeler Inc. will make an additional payment to put the Executive in the same after-tax position as if no excise tax had been imposed. Any legal fees and expenses arising in connection with any dispute under the Agreements will be paid by Foster Wheeler Inc. In addition, these Agreements also provide that after termination of employment with the Company, the Executives will not, without the prior written consent of the Company, disclose any secret or confidential information, knowledge or data relating to the Company to anyone other than the Company and persons designated by the Company.

          Under the 1995 Stock Option Plan of Foster Wheeler Inc., the Executive has the right to surrender his or her options to Foster Wheeler Inc. and receive, in cash, the difference between the fair market value of the shares covered by the options and the exercise price of the options.

          Under the 2004 Stock Option Plan and the Management Restricted Stock Plan and related agreements, the vesting of options and restricted shares accelerates so that the Executive will be able to exercise or acquire 100 percent of the shares then unvested immediately prior to consummation of the transaction.

Compensation Committee Interlocks and Insider Participation

          The following directors have served on the Compensation Committee since January 1, 2005: Joseph J. Melone, Chairman, Diane Creel and James D. Woods. None of the members of the Compensation Committee are former or current officers or employees of Foster Wheeler or any of its subsidiaries.

Equity Compensation Plan Information

          The following table sets forth, as of December 30, 2005, the number of securities outstanding under each of our stock option plans, the weighted-average exercise price of such options, and the number of options available for grant under such plans. The following table also sets forth, as of December 30, 2005, the number of restricted stock units granted pursuant to our Management Restricted Stock Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders

1995 Stock Option Plan	211,877	$244.29	49,698

Directors Stock Option Plan	10,250	$374.29	8,200

Directors Deferred Compensation Program	—	$0.00	12,321

Equity compensation plans not approved by security holders

Raymond J. Milchovich (1)	115,000	$70.61	—

Bernard H. Cherry (2)	17,750	$28.19	—

M.J. Rosenthal & Associates, Inc. (3)	12,500	$37.60	—

2004 Stock Option Plan (4)	2,929,133	$10.59	610,287

Management Restricted Stock Plan (Units) (5)	578,567	$0.00	28,221

Total	3,875,077	$27.70	708,727

(1)      Under the terms of his employment agreement, Mr. Milchovich received an option to purchase 65,000 of our common shares on October 22, 2001. This option was granted at an exercise price of $99.70 and vests 20% each year over the five-year term of the agreement. Pursuant to an amendment to his employment agreement dated September 13, 2002, additional options that would have been granted to Mr. Milchovich on the first and second anniversaries of his employment were accelerated and granted September 24, 2002. The amended grant was for an option to purchase a number of shares such that the Black-Scholes value of the option on the grant date equaled $5 million; provided that the number of shares was not less than 35,000 or more than 50,000. Based on such calculation, Mr. Milchovich received an option to purchase 50,000 of our common shares at an exercise price of $32.80. A portion of the option representing one-forty-eighth (1/48) of the number of shares represented by such option vested on the date of grant and on the first day of each successive month thereafter. The option exercise price is equal to the median of the high and low price of our common shares on the grant date. Each option has a term of 10 years from the date of grant.

(2)      Under the terms of his employment agreement, Mr. Cherry received an option to purchase 12,750 of our common shares on November 4, 2002. This option was granted at an exercise price of $29.80 and vests 20% per year on each anniversary date of grant. One-fifth of these options become exercisable after one year, two-fifths become exercisable after two years, three-fifths after three years, four-fifths after four years and all of the options are exercisable after five years. Mr. Cherry also received an option to purchase 5,000 of our common shares on December 23, 2003 under the terms of his employment agreement. This option will vest one-fourth on each anniversary date of grant and be fully exercisable after four years from the date of grant. The exercise price is equal to the mean of the high and low price of our common shares on the first anniversary of his employment agreement effective date at a price of $24.10. Each option has a term of 10 years from the date of grant.

(3)      Under the terms of the consulting agreement with M.J. Rosenthal & Associates, Inc. on May 7, 2002, we granted a nonqualified stock option to purchase 12,500 of our common shares at a price of $37.60 with a term of 10 years from the date of grant. The exercise price is equal to the mean of the high and low price of our common shares on the date of grant. The option is exercisable on March 31, 2003. The option, to the extent not then exercised, shall terminate upon any breach of certain covenants contained in the consulting agreement.

(4)      Under the terms of the 2004 Stock Option Plan, adopted by the Board of Directors in September 2004, management was granted stock options to purchase approximately 43,103 preferred shares at an exercise price of $9.378 per common share on October 6, 2004. Such options expire on October 5, 2007. One third of the options issued to management vested in the fourth quarter of 2005, and the balance are scheduled to vest during the fourth quarter of 2006. On November 29, 2004, our shareholders approved the grant of options under the 2004 Stock Option Plan to purchase approximately 413 preferred shares to each of our non-employee directors at an exercise price of $9.378 per common share. Such options expire on October 5, 2007. The non-employee director options vested on December 31, 2005. On November 29, 2004, each option under the 2004 Stock Option Plan to purchase preferred shares granted to management and the non-employee directors automatically converted to an option to purchase 65 common shares at an exercise price of $9.378 per common share.

          On August 8, 2005, Mr. della Sala was issued options under the 2004 Stock Option Plan to purchase 169,000 common shares at an exercise price of $23.20 per common share. Such options expire on August 7, 2008. One third of the options vested in the fourth quarter of 2005, and the balance are scheduled to vest during the fourth quarter of 2006. On October 10, 2005, Mr. Ganz was issued options under the 2004 Stock Option Plan to purchase 52,165 common shares at an exercise price of $29.95 per common share. Such options expire on October 9, 2008. One third of the options vested in the fourth quarter of 2005, and the balance are scheduled to vest during the fourth quarter of 2006. On November 8, 2005, each of our non-employee directors were issued options under the 2004 Stock Option Plan to purchase 7,343 common shares at an exercise price of $29.675 per common share. Such options expire on September 30, 2010. The non-employee director options vest in one-twelfth increments until fully vested on September 30, 2006.

(5)      Under the terms of the Management Restricted Stock Plan, adopted by the Board of Directors in September 2004, management was issued restricted common share awards, of which 531,899 were in the form of restricted share units, on October 6, 2004. The restricted share units do not have voting rights. Each restricted share unit will convert into an unrestricted common share upon vesting. The restricted awards provide that issued units may not be sold or otherwise transferred until restrictions lapse. One third of the restricted awards vested in the fourth quarter of 2005 and the balance are scheduled to vest during the fourth quarter of 2006. On November 29, 2004, our shareholders approved the grant of 18,065 restricted share units to each of our non-employee directors. The restricted share units awarded to non-employee directors vested on December 31, 2005.

          On August 8, 2005, Mr. della Sala was issued 20,000 restricted common share units in accordance with the Management Restricted Stock Plan. One-third of the award vested in the fourth quarter of 2005 and the balance is scheduled to vest in the fourth quarter of 2006. On November 8, 2005, our non-employee directors were issued 8,603 restricted common share units in accordance with the Management Restricted Stock Plan. The award vests on September 30, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Mr. Victor A. Hebert is an attorney with the law firm of Heller Ehrman White & McAuliffe LLP and served as a director of Foster Wheeler Ltd. during 2003 until his resignation in November 2003. The law firm of Heller Ehrman White & McAuliffe was appointed to serve as the Company’s General Counsel in connection with the retirement of the Company’s general counsel, Thomas R. O’Brien. Mr. Hebert on behalf of Heller Ehrman was selected to lead the Company’s legal team and was the Assistant Secretary from November 10, 2003 until February 10, 2005 when Heller Ehrman ceased to serve as the general counsel and Mr. Hebert ceased to be the Assistant Secretary. The Company made payments to Heller Ehrman in the amount of $307,406 for all legal services provided by Heller Ehrman to the Company in 2005.

PERFORMANCE GRAPH

          The stock performance graph below shows an initial investment of $100 in Foster Wheeler common shares would have compared over a five-year period with an equal investment in (1) the Dow Jones Heavy Construction Index and (2) the S&P 500 Index.

          We have replaced a self-constructed peer group of companies (the “Peer Group”), used in previous years, with the Dow Jones Heavy Construction Index in order to capture a broader range of engineering and construction companies for comparative purposes. We have also replaced the S&P Small Cap 600 Index with the S&P 500 Index because we are no longer part of the S&P Small Cap 600 Index, and we believe that we are no longer considered to be a small cap stock. Pursuant to SEC rules, the performance graph includes data for the Peer Group and the S&P Small Cap 600 Index.

Total Shareholder Return

$0

$50

$100

$150

$200

$250

$300

$350

Dec00

Dec01

Dec02

Dec03

Dec04

Dec05

FOSTER WHEELER

DOW JONES HEAVY CONSTRUCTION

S&P 500

PEER GROUP

S&P SMALLCAP 600

          In the preparation of the line graph, we used the following assumptions: (i) $100 was invested on December 29, 2000 in Foster Wheeler common shares, the Dow Jones Heavy Construction Index, the S&P 500 Index, the S&P Small Cap 600 Index, and the Peer Group, (ii) dividends were reinvested, and (iii) the investment is weighted on the basis of market capitalization.

	Years Ending

	Dec. 00	Dec. 01	Dec. 02	Dec. 03	Dec. 04	Dec. 05

Foster Wheeler (1)	100	89.99	23.65	21.54	15.26	35.36
Dow Jones Heavy Construction	100	105.83	89.86	119.06	145.71	210.56
S&P 500	100	89.11	68.30	87.06	97.95	102.76
Peer Group (2)	100	111.10	101.39	156.87	198.00	314.72
S&P Small Cap 600 (3)	100	107.43	90.83	125.96	154.82	166.71

(1)      In 2004, the Company completed an equity-for-debt exchange offer in which it issued common shares, preferred shares, warrants to purchase shares and new notes in exchange for certain of its outstanding debt securities and trust securities, and also completed a 1–for–20 reverse share split which was approved by Shareholders on November 29, 2004. The Company issued additional common shares in 2005 by completing two additional equity-for-debt exchanges.

(2)      The following companies comprise the Peer Group (which will be substituted with the Dow Jones Heavy Construction Index in the future): Fluor Corporation, Foster Wheeler Ltd., Jacobs Engineering Group Inc., Washington Group International, Inc. (formerly Morrison Knudsen), and McDermott International, Inc. On January 25, 2003, Washington Group International, Inc. emerged from Chapter 11 Bankruptcy protection and under the Plan of Reorganization Washington Group’s old common stock (WNGXQ) was canceled and new common stock was issued and distributed to lenders and creditors in accordance with the Plan. This group consists of companies that were compiled by the Company in 1996 and have been used since that time. We will be using the Dow Jones Heavy Construction Index, or published industry line of business index in future years.

(3)      On January 16, 2002, the Company was removed from the S&P Small Cap 600 Index. We will substitute this index with the S&P 500, a broad market equity index in future presentations.

PROPOSALS OF SHAREHOLDERS FOR THE 2007 ANNUAL MEETING

          Under the bye-laws of Foster Wheeler, shareholders who wish to nominate persons for election to the Board of Directors must submit their nominations to the Company no later than December 5, 2006 to be considered at the 2007 Annual Meeting of Shareholders. Nominations must include certain information concerning the nominee and the proponent’s ownership of common shares of Foster Wheeler. SEC rules provide that if the Company changes the date of its 2007 Annual Meeting more than 30 days from the date of the 2006 Annual Meeting, this deadline will instead be a reasonable time before the Company begins to print and mail its proxy materials. Nominations not meeting these requirements will not be entertained at the annual meeting. The Secretary of Foster Wheeler Ltd. should be contacted in writing at Perryville Corporate Park, Clinton, New Jersey 08809-4000 to submit a nomination or to obtain additional information as to the proper form of a nomination.

          A shareholder may otherwise propose business for consideration without seeking to have the proposal included in the Company’s proxy statement. For business to be properly brought before the 2007 Annual General Meeting, a shareholder must give timely notice thereof in proper written form to the Secretary of the Company. To be timely, a shareholder’s notice must be received by the Secretary at the Company’s principal executive offices not later than February 18, 2007. A shareholder’s notice to the Secretary must contain the matters specified in our bye-laws, a copy of which is filed as an exhibit to a Form 8-K dated November 29, 2004 as filed with the Securities and Exchange Commission on December 2, 2004. In addition, Bermuda law provides that Foster Wheeler Ltd. shareholders holding at least 5% of the total voting rights or 100 or more registered Foster Wheeler Ltd. shareholders together may require a proposal to be submitted to an annual general meeting if the proposal is deposited at the registered office of the Company not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited. If timely notice is not given of a shareholder proposal, then the proxies named on the proxy cards distributed by Foster Wheeler for the annual meeting may use the discretionary voting authority granted them by the proxy cards if the proposal is raised at the meeting, whether or not there is any discussion of the matter in the proxy statement.

          The Board of Directors is not aware of any matters that are expected to come before the annual meeting other than those referred to in this proxy statement. If other matters should properly come before the meeting, the persons named in the proxy intend to vote the proxies in accordance with their best judgment.

By Order of the Board of Directors
LISA FRIES GARDNER
April __, 2006	Vice President and Secretary

ANNEX A
PROPOSAL NO. 3
INCREASE IN AUTHORIZED NUMBER OF COMMON SHARES

SHAREHOLDER RESOLUTION
INCREASE OF AUTHORISED SHARE CAPITAL

RESOLVED:

          That the authorised share capital of the Company be increased by 73,610,000 additional Common Shares of par value US$0.01 each.

ANNEX B
PROPOSAL NO. 4
FOSTER WHEELER LTD. OMNIBUS INCENTIVE PLAN

Annex B

Foster Wheeler Ltd. Omnibus Incentive Plan Effective _______________, 2006

            i

Foster Wheeler Ltd. Omnibus Incentive Plan

Article 1. Establishment, Purpose, and Duration

     1.1 Establishment. Foster Wheeler Ltd., a Bermuda company (hereinafter referred to as the “Company”), establishes an incentive compensation plan known as the Foster Wheeler Ltd. Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan supercedes and replaces the Foster Wheeler Ltd. 1995 Stock Option Plan, the Directors Stock Option Plan, the 2004 Stock Option Plan, and the Management Restricted Stock Plan (the “Prior Plans”), except that the Prior Plans shall remain in effect until the awards granted under such plans have been exercised, forfeited, are otherwise terminated, or any and all restrictions lapse, as the case may be, in accordance with the terms of such awards.

     This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

     This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

     1.2 Purpose of this Plan. The purpose of this Plan is to provide a means whereby designated Employees, Directors, and Third-Party Service Providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors or Third-Party Service Providers and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain ownership of Shares, thereby strengthening their concern for the welfare of the Company.

     1.3 Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date, e.g. on the day before the tenth (10th) anniversary of the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of: (a) adoption of this Plan by the Board, or (b) the Effective Date.

Article 2. Definitions

     Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

(a)	“Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

(b)	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

(c)	“Applicable Laws” means the legal requirements relating to the administration of equity plans or the issuance of share capital by a company, including under the laws of Bermuda, applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules and regulations that may from time to time be applicable to the Company, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under the Plan, as such laws, rules, regulations, interpretations and requirements may be in place from time to time.

(d)	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

(e)	“Award Agreement” means either: (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including in each case any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(f)	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(g)	“Board” or “Board of Directors” means the Board of Directors of the Company.

(h)	“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

(i)	“Cause” means, unless otherwise specified in an applicable employment agreement between the Company and a Participant (for the avoidance of doubt, employment agreements entered into with Affiliates or Subsidiaries of the Company shall not be deemed to be employment agreements with the Company), with respect to any Participant:

(i) Conviction of a felony;

(ii) Actual or attempted theft or embezzlement of Company, any Subsidiary, or any Affiliate assets;

(iii) Use of illegal drugs;

2

	(iv)	Material breach of an employment agreement between the Company, Affiliate or Subsidiary, as the case may be, and the Participant that the Participant has not cured within thirty (30) days after the Company, Affiliate or Subsidiary, as applicable, has provided the Participant notice of the material breach which shall be given within sixty (60) days of the Company’s, Affiliate’s or Subsidiary’s, as applicable, knowledge of the occurrence of the material breach;

	(v)	Commission of an act of moral turpitude that in the judgment of the Committee can reasonably be expected to have an adverse effect on the business, reputation, or financial situation of the Company, any Subsidiary, or any Affiliate and/or the ability of the Participant to perform his or her duties;

	(vi)	Gross negligence or willful misconduct in performance of the Participant’s duties;

	(vii)	Breach of fiduciary duty to the Company, any Subsidiary, or any Affiliate; or

	(viii)	Willful refusal to perform the duties of the Participant’s titled position.

(j)	“Change in Control” means, unless otherwise specified in an applicable employment agreement between the Company and a Participant (for the avoidance of doubt, employment agreements entered into with Affiliates or Subsidiaries of the Company shall not be deemed to be employment agreements with the Company),

	(i)	The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of Beneficial Ownership of voting securities of the Company where such acquisition causes such Person to own twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”), provided, however, that for purposes of this paragraph (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company or any corporation or other legal entity controlled, directly or indirectly, by the Company, (B) any acquisition by the Company or any corporation or other legal entity controlled, directly or indirectly, by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other legal entity controlled, directly or indirectly, by the Company, or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B), and (C) of paragraph (iii) below; and provided, further, that if any Person’s Beneficial Ownership of the Outstanding Company Voting Securities reaches or exceeds twenty percent (20%) as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires Beneficial Ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own twenty percent (20%) or more of the Outstanding Company Voting Securities;

3

(ii)	Individuals who, as of the date hereof, constitute the Board (such individuals, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)	The consummation of a reorganization, merger, amalgamation or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”) or, if consummation of such Business Combination is subject to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the Beneficial Owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (B) no Person (excluding any (x) corporation owned, directly or indirectly, by the Beneficial Owner of the Outstanding Company Voting Securities as described in clause (A) immediately preceding, or (y) employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination, or any of their respective subsidiaries) Beneficially Owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

4

(k)	“Change-in-Control Price” means the highest price per Share offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of events not related to a transfer of Shares, the highest Fair Market Value of a Share on any of the thirty (30) consecutive trading days ending on the last trading day before the Change in Control occurs.

(l)	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision, as well as any applicable interpretative guidance issued related thereto.

(m)	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(n)	“Company” means Foster Wheeler Ltd., a Bermuda company, and any successor thereto as provided in Article 21 herein.

(o)	“Covered Employee” means any key Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (i) ninety (90) days after the beginning of the Performance Period, or (ii) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(p)	“Director” means any individual who is a member of the Board of Directors of the Company and who is not an Employee.

(q)	“Disability” means, unless otherwise specified in an applicable employment agreement between the Company and a Participant (excluding any agreements entered into with Affiliates or Subsidiaries of the Company), (i) in the case of an Employee, the Employee qualifying for long-term disability benefits under any long- term disability program sponsored by the Company, Affiliate or Subsidiary in which the Employee participates, and (ii) in the case of a Director or Third-Party Service Provider, the inability of the Director or Third-Party Service Provider to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Committee, based upon medical evidence and in accordance with Code Section 22(e)(3).

(r)	“Effective Date” has the meaning set forth in Section 1.1.

5

(s)	“Employee” means any individual who performs services for and is designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, and/or Subsidiary during such period.

(t)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(u)	“Fair Market Value” or “FMV” means the closing price of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(v)	“Full-Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of fully paid Shares.

(w)	“Grant Date” means the date on which the Committee approves the grant of an Award by Committee action or such later date as specified in advance by the Committee.

(x)	“Grant Price” means the price established when the Committee approves the grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

(y)	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

(z)	“Insider” means an individual who is, on the relevant date, an officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board or Committee in accordance with Section 16 of the Exchange Act.

(aa)	“Involuntary Termination” means the Company’s, Affiliate’s and/or Subsidiary’s termination of a Participant’s employment or service other than for Cause.

(bb)	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

6

(cc)	“Non-Tandem SAR” means an SAR that is granted independently of any Option, as described in Article 7.

(dd)	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

(ee)	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

(ff)	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

(gg)	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

(hh)	“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance- based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

(ii)	“Performance-Based Exception” means the exception for Performance-Based Compensation from the tax deductibility limitations of Code Section 162(m).

(jj)	“Performance Measures” means measures as described in Article 13 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

(kk)	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

(ll)	“Performance Share” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in fully paid Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Measure(s), as applicable, have been achieved.

(mm)	“Performance Unit” means an Award under Article 9 herein and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Measure(s), as applicable, have been achieved.

(nn)	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or the occurrence of other events as determined

7

by the Committee, in its discretion) by the exercise of the Company’s right to repurchase such Restricted Stock or Restricted Stock Units, as provided in Article 8.

(oo)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(pp)	“Plan” means the Foster Wheeler Ltd. Omnibus Incentive Plan.

(qq)	“Plan Year” means the Company’s fiscal year.

(rr)	“Prior Plans” mean, collectively: (i) the Foster Wheeler Ltd. 1995 Stock Option Plan; (ii) the Directors Stock Option Plan; (iii) the 2004 Stock Option Plan; and (iv) the Management Restricted Stock Plan.

(ss)	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

(tt)	“Resignation for Good Reason” means, unless otherwise specified in an applicable employment agreement between the Company and a Participant (for the avoidance of doubt, employment agreements entered into with Affiliates or Subsidiaries of the Company shall not be deemed to be employment agreements with the Company), any of the following occurs without the Participant’s consent:

(i) material diminution in title, duties, responsibilities or authority;

(ii) reduction of base salary and benefits except for across-the-board changes for Employees at the Participant’s level;

(iii) exclusion from executive benefit/compensation plans;

(iv) relocation of the Participant’s principal business location by the Participant’s employer (the Company, Affiliate, or Subsidiary, as the case may be) of greater than fifty (50) miles;

(v) material breach of the Participant’s employment agreement with the Company, Affiliate or Subsidiary, as the case may be, that the Company, Affiliate or Subsidiary, as applicable, has not cured within thirty (30) days after the Participant has provided the Company, Affiliate or Subsidiary, as applicable, notice of the material breach which shall be given within sixty (60) days of the Participant’s knowledge of the occurrence of the material breach; or

(vi) resignation in compliance with applicable law or rules of professional conduct.

(uu)	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the Grant Date.

8

(vv)	“Retirement” means termination of employment by the Participant after the Participant has attained age 65.

(ww)	“Share” means a common share of the Company, US $.01 par value per share.

(xx)	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

(yy)	“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

(zz)	“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

(aaa)	“Third-Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders services to the Company, any Subsidiary, or an Affiliate that: (i) are not in connection with the offer or sale of the Company’s securities in a capital raising transaction; and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

     3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee shall consist of not less than two (2) Directors who are both non-employee directors, within the meaning of Rule 16b-3 of the Exchange Act, and “outside directors,” as defined in Treasury Regulation Section 1.162 -27; provided, however, that if at any time any member of the Committee is not an outside director, as so defined, the Committee may establish a subcommittee, consisting of all members who are outside directors, for all purposes of any Award to a Covered Employee, unless the Committee determines that such an Award is not intended to qualify for the Performance-Based Exception. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

     3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions (including the terms and conditions set forth in Award Agreements), granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any provision of the Plan or any Award Agreement, and, subject to Article 19, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, accelerating the vesting of any Award or extending the post-termination exercise period of

9

an Award (subject to the limitations of Code Section 409A), and any other modifications or amendments that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

     Notwithstanding the foregoing, members of the Board or the Committee who are either eligible for Awards or have been granted Awards may vote on any and all matters, including matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan. However, no such member shall act upon the granting of a specific Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Award to him or her.

     3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1	Number of Shares Available for Awards.
(a)	Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for grant to Participants under this Plan (the “Share Authorization”) shall be:

(i) Four million eighty-thousand (4,080,000) Shares; plus

(ii) (A) the number of Shares (not to exceed 700,000) which remained available for grant under the Company’s Prior Plans as of the Effective Date; and (B) the number of Shares (not to exceed 5,000,000) subject to outstanding awards as of the Effective Date under the Prior Plans that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).

(b)	All Shares of the Share Authorization may be granted as Full-Value Awards.

(c)	The maximum number of Shares of the Share Authorization that may be issued pursuant to ISOs under this Plan shall be four million seven hundred eighty thousand (4,780,000) Shares.

10

(d)	The maximum number of Shares of the Share Authorization that may be granted to Directors shall be 500,000 Shares.

     4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation and subject to Section 6.6), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or Shares available on the open market.

     4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)	Options. The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall be 500,000, as adjusted pursuant to Sections 4.4 and/or 19.2.

(b)	SARs. The maximum number of Shares subject to Stock Appreciation Rights granted in any one Plan Year to any one Participant shall be 500,000, as adjusted pursuant to Sections 4.4 and/or 19.2.

(c)	Restricted Stock Units or Restricted Stock. The maximum aggregate grant with respect to Awards of Restricted Stock Units or Restricted Stock that a Participant may receive in any one Plan Year shall be 300,000 Shares, as adjusted pursuant to Sections 4.4 and/or 19.2, or equal to the value of 300,000 Shares, as adjusted pursuant to Sections 4.4 and/or 19.2.

(d)	Performance Units or Performance Shares. The maximum aggregate Award of Performance Units or Performance Shares that a Participant may receive in any one Plan Year shall be 300,000 Shares, as adjusted pursuant to Sections 4.4 and/or 19.2, or equal to the value of 300,000 Shares, as adjusted pursuant to Sections 4.4 and/or 19.2, determined as of the date of vesting or payout, as applicable.

(e)	Cash-Based Awards. The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one Participant in any one Plan Year may not exceed the greater of the value of $5,000,000 or 300,000 Shares, as adjusted pursuant to Sections 4.4 and/or 19.2, determined as of the date of vesting or payout, as applicable.

(f)	Other Stock-Based Awards. The maximum aggregate grant with respect to Other Stock-Based Awards pursuant to Section 10.2 in any one Plan Year to any one Participant shall be 300,000 Shares, as adjusted pursuant to Sections 4.4 and/or 19.2.

11

     4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the authorized number of Shares of the Company or the capitalization of the Company) such as an amalgamation, a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, division, consolidation or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of issued Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

     The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

     Subject to the provisions of Article 19 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any amalgamation, merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44 or subsequent accounting guidance), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable. The Committee shall provide to Participants reasonable written notice (which may include, without limit, notice by electronic means) within a reasonable time of any such determinations it makes.

Article 5. Eligibility and Participation

     5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors, and Third-Party Service Providers.

     5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

     5.3 Leaves of Absence. Notwithstanding any other provision of the Plan to the contrary, for purposes of determining Awards granted hereunder, a Participant shall not be deemed to have incurred a termination of employment if such Participant is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship with the Company, any Subsidiary, or any Affiliate. In such a case, the employment relationship shall be deemed to continue until the date when a Participant’s right to reemployment shall no longer be guaranteed either by law or contract.

12

     5.4 Transfer of Service. Notwithstanding any other provision of the Plan to the contrary, for purposes of determining Awards granted hereunder, a Participant shall not be deemed to have incurred a termination of employment if the Participant’s status as an Employee, Director, or Third-Party Service Provider terminates and the Participant is then, or immediately thereafter becomes, an eligible individual due to another status or relationship with the Company, any Subsidiary, or any Affiliate.

Article 6. Stock Options

     6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424).

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

     6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date. With respect to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, any Subsidiary, or any Affiliate, the Option Price of Shares subject to an ISO shall be at least equal to one hundred and ten percent (110%) of the Fair Market Value of such Shares on the ISO’s Grant Date. In any event, the Option Price shall not be less than the aggregate par value of the Shares covered by the Option.

     6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine when the Committee approves the grant; provided, however, no Option shall be exercisable later than the day before the tenth (10th) anniversary of the Grant Date. Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Subsidiary, or an Affiliate, no such ISO shall be exercisable later than the day before the fifth (5th) anniversary of the Grant Date.

     6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. Notwithstanding the foregoing, the Fair Market Value of Shares to which ISOs are exercisable for the first time by any Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000). Any ISOs that become exercisable in excess of such amount shall be deemed Nonqualified Stock Options to the extent of such excess. In addition, in order to exercise any ISOs granted under this Article 6, the Participant must be an Employee of the Company, any Subsidiary, or any Affiliate from the Grant Date until at least three months before the date the ISO is exercised.

13

     6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable, in full, to the Company, under any of the following methods as determined by the Committee, in its discretion: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) to the Company for repurchase previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price together with an assignment of the proceeds of the Share repurchase to pay the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired under this Plan or any other compensation plan maintained by the Company or have been purchased on the open market and further provided that any such repurchase of Shares shall be subject to the Companies Act 1981 of Bermuda); (c) by a cashless (broker-assisted) exercise; (d) by a combination of (a), (b) and/or (c); or (e) any other method approved or accepted by the Committee in its sole discretion.

     Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

     6.8 Termination of Employment, Service as a Director or Third-Party Service Provider. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.3 and 5.4. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 18, in the event a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

14

(a)	Involuntary Termination or Resignation for Good Reason. These termination events apply only to Participants who are Employees or Third-Party Service Providers. In the event that a Participant’s employment, or service as a Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates by reason of an Involuntary Termination or Resignation for Good Reason by the Participant, to the extent that an Option is not then exercisable, the Option shall immediately become vested and exercisable with respect to all Shares covered by the Participant’s Option, and the Option shall remain exercisable until the earlier of (A) the expiration of the term of the Option, or (B) six (6) months (three (3) months for ISOs) after the date of such termination.

(b)	Death or Disability. These termination events apply to all Participants. In the event that a Participant’s employment, or service as a Director or Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability, to the extent that an Option is not then exercisable, the Option shall immediately become vested and exercisable with respect to all Shares covered by the Participant’s Option, and the Option shall remain exercisable until the earlier of (A) the expiration of the term of the Option, or (B) 12 months after the date of such termination. In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the Option.

(c)	Retirement. This termination event shall apply only to Participants who are Employees. In the event that a Participant’s employment terminates by reason of Retirement from the Company, Affiliate and/or any Subsidiary, to the extent an Option is not then exercisable, the Option shall become vested and exercisable as to a number of Shares determined as follows: (i) the total number of Shares covered by the Option times (ii) a ratio, the numerator of which is the total number of months of employment from the Grant Date of the Option to the end of the month in which such termination occurs and the denominator of which is the total number of months of vesting required for a fully vested Option as set forth in the Award Agreement. The vested portion of the Option, as determined under this subsection (c), shall remain exercisable until the earlier of (A) the expiration of the term of the Option, or (B) 36 months after the date of such termination. The unvested portion of the Option shall be immediately forfeited.

(d)	Termination for Cause. This termination event applies to all Participants. In the event that a Participant’s employment, or service as a Director or Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates for Cause, all Options granted to such Participant shall expire immediately and all rights to purchase Shares (vested or nonvested) under the Options shall cease upon such termination. In addition, the provisions of Article 11 shall apply.

(e)	Other Termination. This termination event applies to all Participants, as follows:

(i) In the event that a Participant’s employment, or service as a Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates for any reason other than those set forth in subsections (a) through (d) above, all then vested and exercisable Options shall remain exercisable from the date of such termination until the earlier of (A) the expiration of the

15

term of the Option, or (B) 30 days after the date of such termination. Such Options shall only be exercisable to the extent that they were exercisable as of such termination date and all unvested Options shall be immediately forfeited.

(ii)	In the event that a Participant’s service as a Director with the Company, Affiliate and/or any Subsidiary terminates for any reason other than those set forth in subsections (b) through (d) above, to the extent the Option is not then exercisable, the Option shall become vested and exercisable as to a number of Shares determined as follows: (A) the total number of Shares covered by the Option times (B) a ratio, the numerator of which is the total number of months of service from the Grant Date of the Option to the end of the month in which such termination occurs and the denominator of which is the total number of months of vesting required for a fully vested Option as set forth in the Award Agreement. The vested portion of the Option, as determined under this paragraph (ii) shall remain exercisable from the date of such termination until the earlier of (x) the expiration of the term of the Option, or (y) 30 days after the date of such termination. The unvested portion of the Option shall be immediately forfeited.

     6.9 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) calendar days thereof.

Article 7. Stock Appreciation Rights

     7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Non-Tandem SARs, Tandem SARs, or any combination of these forms of SARs.

     Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

     The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement. Notwithstanding the foregoing, the Grant Price of a Non-Tandem SAR on the Grant Date shall be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date. The Grant Price of a Tandem SAR on the Grant Date shall equal the Option Price of the related Option.

     7.2 SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

     7.3 Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the day before the tenth (10th) anniversary of the Grant Date. Notwithstanding the foregoing, for SARs granted to

16

Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

     7.4 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding the foregoing, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR shall expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares covered by the ISO exceeds the Option Price of the ISO.

     7.5 Exercise of Non-Tandem SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

     7.6 Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

     At the discretion of the Committee, the payment upon SAR exercise may be in cash, fully paid Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

     7.7 Termination of Employment, Service as a Director or Third-Party Service Provider. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.3 and 5.4. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 18, in the event a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

(a)	Involuntary Termination or Resignation for Good Reason. These termination events apply only to Participants who are Employees or Third-Party Service Providers. In the event that a Participant’s employment, or service as a Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates by reason of an Involuntary Termination or Resignation for Good Reason by the Participant, to the extent that an SAR is not then exercisable, the SAR shall immediately become vested and exercisable with respect to all Shares covered by the Participant’s SAR, and the SAR shall remain exercisable until the earlier of (A) the expiration of the term of the

17

SAR, or (B) six (6) months (three (3) months for SARs granted in tandem with ISOs) after the date of such termination.

(b)	Death or Disability. These termination events apply to all Participants. In the event that a Participant’s employment, or service as a Director or Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability, to the extent that an SAR is not then exercisable, the SAR shall immediately become vested and exercisable with respect to all Shares covered by the Participant’s SAR, and the SAR shall remain exercisable until the earlier of (A) the expiration of the term of the SAR, or (B) 12 months after the date of such termination. In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the SAR.

(c)	Retirement. This termination event applies only to Participants who are Employees. In the event that a Participant’s employment terminates by reason of Retirement from the Company, Affiliate and/or any Subsidiary, to the extent an SAR is not then exercisable, the SAR shall become vested and exercisable as to a number of Shares determined as follows: (i) the total number of Shares covered by the SAR times (ii) a ratio, the numerator of which is the total number of months of employment from the Grant Date of the SAR to the end of the month in which such termination occurs and the denominator of which is the total number of months of vesting required for a fully vested SAR as set forth in the Award Agreement. The vested portion of the SAR, as determined under this subsection (c), shall remain exercisable until the earlier of (A) the expiration of the term of the SAR, or (B) 36 months after the date of such termination. The unvested portion of the SAR shall be immediately forfeited.

(d)	Termination for Cause. This termination event applies to all Participants. In the event that a Participant’s employment, or service as a Director or Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates for Cause, all SARs granted to such Participant shall expire immediately and all rights to purchase Shares (vested or nonvested) under the SARs shall cease upon such termination. In addition, the provisions of Article 11 shall apply.

(e)	Other Termination. This termination event applies to all Participants, as follows:

(i) In the event that a Participant’s employment, or service as a Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates for any reason other than those set forth in subsections (a) through (d) above, all then vested and exercisable SARs shall remain exercisable from the date of such termination until the earlier of (A) the expiration of the term of the SAR, or (B) 30 days after the date of such termination. Such SARs shall only be exercisable to the extent that they were exercisable as of such termination date and all unvested SARs shall be immediately forfeited.

(ii) In the event that a Participant’s service as a Director with the Company, Affiliate and/or any Subsidiary terminates for any reason other than those set forth in subsections (b) through (d) above, to the extent the SAR is not then exercisable, the SAR shall become vested and exercisable as to a number of Shares determined as follows: (A) the total number of Shares covered by the

18

SAR times (B) a ratio, the numerator of which is the total number of months of service from the Grant Date of the SAR to the end of the month in which such termination occurs and the denominator of which is the total number of months of vesting required for a fully vested SAR as set forth in the Award Agreement. The vested portion of the SAR, as determined under this paragraph (ii) shall remain exercisable from the date of such termination until the earlier of (x) the expiration of the term of the SAR, or (y) 30 days after the date of such termination. The unvested portion of the SAR shall be immediately forfeited.

     7.8 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

     8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded.

     8.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

     8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock (which price shall not be less than par value of such Share) or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under Applicable Laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

     To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

19

     8.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of the common shares of Foster Wheeler Ltd. represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Foster Wheeler Ltd. Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement will be provided by Foster Wheeler Ltd., without charge, within five (5) days after receipt of a written request therefor.

     8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

     8.6 Termination of Employment, Service as a Director or Third-Party Service Provider. Each Award Agreement shall set forth the extent to which the restrictions placed on Restricted Stock and/or Restricted Stock Units shall lapse following termination of the Participant’s employment with or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.3 and 5.4. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 18, in the event a Participant’s Award Agreement does not set forth such provisions, the following provisions shall apply:

(a)	Involuntary Termination or Resignation for Good Reason. These termination events apply only to Participants who are Employees or Third-Party Service Providers.

	(i)	If the Award is not intended to qualify for the Performance-Based Exception, in the event that a Participant’s employment or service, as the case may be, with the Company, Affiliate and/or any Subsidiary terminates by reason of an Involuntary Termination or Resignation for Good Reason by the Participant, to the extent any Shares of Restricted Stock or Restricted Stock Units, as the case may be, are not then vested, all Shares of Restricted Stock or all Restricted Stock Units, as the case may be, shall immediately become fully vested on the date of such termination and any restrictions shall lapse.

	(ii)	If the Award granted to Participants who are Employees is intended to qualify for the Performance-Based Exception, the Award shall become fully vested and any restrictions shall lapse upon attainment of the applicable Performance Measures.

(b)	Death or Disability. These termination events apply to all Participants.

20

	(i)	If the Award is not intended to qualify for the Performance-Based Exception, in the event that a Participant’s employment, or service as a Director or Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability, to the extent any Shares of Restricted Stock or Restricted Stock Units, as the case may be, are not then vested, all Shares of Restricted Stock or all Restricted Stock Units, as the case may be, shall immediately become fully vested on the date of such termination and any restrictions shall lapse.

	(ii)	If the Award granted to Participants who are Employees is intended to qualify for the Performance-Based Exception, the Award shall become fully vested and any restrictions shall lapse upon attainment of the applicable Performance Measures.

(c)	Retirement. This termination event applies only to Participants who are Employees.

	(i)	If the Award is not intended to qualify for the Performance-Based Exception, in the event that a Participant’s employment terminates by reason of Retirement from the Company, Affiliate and/or any Subsidiary, to the extent any Award covering Shares of Restricted Stock or Restricted Stock Units, as the case may be, are not then vested, the Award shall become vested on the date of such termination (for Shares of Restricted Stock, upon attainment of age 65 regardless of whether there is a termination of employment) and any restrictions shall lapse as to a number of Shares or Units, as the case may be, determined as follows: (A) the total number of Shares of Restricted Stock or Restricted Units, as applicable, times (B) a ratio, the numerator of which is the total number of months of employment from the Grant Date of the Award to the end of the month in which the Participant’s termination occurs (for Shares of Restricted Stock, attainment of age 65 occurs) and the denominator of which is the total number of months of vesting required for a fully vested Award as set forth in the Award Agreement.

	(ii)	If the Award is intended to qualify for the Performance-Based Exception, the Award shall become vested to the extent described in this subsection (c) and any restrictions on the vested portion shall lapse upon attainment of the applicable Performance Measures.

(d)	Termination for Cause. This termination event applies to all Participants. In the event that a Participant’s employment, or service as a Director or Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates for Cause all vested and unvested Shares of Restricted Stock or all vested and unvested Restricted Stock Units, as the case may be, shall be forfeited to the Company. In addition, the provisions of Article 11 shall apply.

(e)	Other Termination. This termination event applies to all Participants, as follows:

	(i)	In the event that a Participant’s employment, or service as a Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates for any reason other than as described in subsections (a) through

21

(d), all unvested Shares of Restricted Stock or all unvested Restricted Stock Units, as the case may be, shall be immediately forfeited to the Company.

(ii)	In the event that a Participant’s service as a Director with the Company, Affiliate and/or any Subsidiary terminates for any reason other than as described in subsections (b) through (d), to the extent any Award covering Shares of Restricted Stock or Restricted Stock Units, as the case may be, are not then vested, the Award shall become vested on the date of such termination and any restrictions shall lapse as to a number of Shares or Units, as the case may be, determined as follows: (A) the total number of Shares of Restricted Stock or Restricted Units, as applicable, times (B) a ratio, the numerator of which is the total number of months of service from the Grant Date of the Award to the end of the month in which the Participant’s termination occurs and the denominator of which is the total number of months of vesting required for a fully vested Award as set forth in the Award Agreement. The unvested portion of the Award shall be immediately forfeited to the Company.

     8.7 Forfeiture and Right of Repurchase. In the event that any Shares are required to be forfeited under any circumstances set forth in this Article 8, Article 20 or otherwise under this Plan or an Award Agreement, then the Company shall have the right (but not the obligation) to repurchase any or all of such forfeited Shares for $0.001 per Share. The Company shall have 90 days from the date of any event giving rise to forfeiture within which to effect a repurchase of any or all of the Shares subject to such forfeiture conditions. The Company’s right to repurchase the Shares is assignable by the Company, in its sole discretion, to a Subsidiary, Affiliate or other party to whom such rights can be assigned under Applicable Laws.

     8.8 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units/Performance Shares

     9.1 Grant of Performance Units/Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

     9.2 Performance Unit/Performance Shares Agreement. Each Performance Unit and/or Performance Share grant shall be evidenced by an Award Agreement that shall specify the number of Performance Shares or the number of Performance Units granted, the applicable Performance Period, and such other terms and provisions as the Committee shall determine.

     9.3 Value of Performance Units/Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they

22

are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

     9.4 Earning of Performance Units/Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     9.5 Form and Timing of Payment of Performance Units/Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Performance Shares in the form of cash or in fully paid Shares (or in a combination thereof) equal to the value of the earned Performance Units/Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     9.6 Termination of Employment, Service as a Director or Third-Party Service Provider. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive payment for any Performance Units and/or Performance Shares following termination of the Participant’s employment with or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.3 and 5.4. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to the breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 18, in the event that a Participant’s Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

(a)	Involuntary Termination or Resignation for Good Reason. These termination events apply only to Participants who are Employees or Third-Party Service Providers.

	(i)	If the Award is not intended to qualify for the Performance-Based Exception, in the event that a Participant’s employment or service, as the case may be, with the Company, Affiliate and/or any Subsidiary terminates by reason of an Involuntary Termination or Resignation for Good Reason by the Participant, the Participant shall receive a full payout of the Performance Units and/or Performance Shares.

	(ii)	If the Award granted to Participants who are Employees is intended to qualify for the Performance-Based Exception, the Participant shall receive a payout as determined under this subsection (a) upon attainment of the applicable Performance Measures.

23

(b)	Death or Disability. These termination events apply to all Participants.

	(i)	If the Award is not intended to qualify for the Performance-Based Exception, in the event that a Participant’s employment or service, as the case may be, with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability, the Participant shall receive a full payout of the Performance Units and/or Performance Shares.

	(ii)	If the Award granted to Participants who are Employees is intended to qualify for the Performance-Based Exception, the Participant shall receive a payout as determined under this subsection (b) upon attainment of the applicable Performance Measures.

(c)	Retirement. This termination event applies only to Participants who are Employees.

	(i)	If the Award is not intended to qualify for the Performance-Based Exception, in the event that a Participant’s employment with the Company, Affiliate and/or any Subsidiary, terminates during a Performance Period due to Retirement, the Participant shall receive a prorated payout of the Performance Units and/or Performance Shares, unless the Committee determines otherwise. The prorated payout shall be determined by the Committee, shall be based upon the length of time that the Participant held the Performance Units and/or Performance Shares during the Performance Period, and shall further be adjusted based on the achievement of the pre-established performance goals.

	(ii)	If the Award is intended to qualify for the Performance-Based Exception, the Participant shall receive a payout as determined under this subsection (c) upon attainment of the applicable Performance Measures.

(d)	Termination for Cause. This termination event applies to all Participants. In the event that a Participant’s employment, or service as a Director or Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates for Cause during a Performance Period, all Performance Units and/or Performance Shares (vested or unvested) shall be immediately forfeited to the Company. In addition, the provisions of Article 11 shall apply.

(e)	Other Termination. This termination event applies to all Participants, as follows:

	(i)	In the event that a Participant’s employment, or service as a Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates during a Performance Period for any reason other than as described in subsections (a) through (d), all unvested Performance Units and/or Performance Shares shall be immediately forfeited to the Company.

	(ii)	In the event that a Participant’s service as a Director with the Company, Affiliate and/or any Subsidiary terminates during a Performance Period for any reason other than as described in subsections (b) through (d), to the extent any Award covering Performance Units and/or Performance Shares are not

24

then vested, the Award shall become vested on the date of such termination and any restrictions shall lapse as to a number of Performance Units or Performance Shares, as the case may be, determined as follows: (A) the total number of Performance Shares or Performance Units, as applicable, times (B) a ratio, the numerator of which is the total number of months of service from the Grant Date of the Award to the end of the month in which the Participant’s termination occurs and the denominator of which is the total number of months of vesting required for a fully vested Award as set forth in the Award Agreement. The unvested portion of the Award shall be immediately forfeited to the Company.

     9.7 Forfeiture and Right of Repurchase. In the event that any Shares are required to be forfeited under any circumstances set forth in this Article 9, Article 20 or otherwise under this Plan or an Award Agreement, then the Company shall have the right (but not the obligation) to repurchase any or all of such forfeited Shares for $0.001 per Share. The Company shall have 90 days from the date of any event giving rise to forfeiture within which to effect a repurchase of any or all of the Shares subject to such forfeiture conditions. The Company’s right to repurchase the Shares is assignable by the Company, in its sole discretion, to a Subsidiary, Affiliate or other party to whom such rights can be assigned under Applicable Laws.

Article 10. Cash-Based Awards and Other Stock-Based Awards

     10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

     10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual fully paid Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

     10.3 Cash-Based Award or Stock-Based Award Agreement. Each Cash-Based Award or Stock-Based Award grant shall be evidenced by an Award Agreement that shall specify the amount of the Cash-Based Award or Stock-Based Award granted and such other terms and provisions as the Committee shall determine; provided that no Award Agreement shall provide for the issuance of Shares except on a fully paid basis.

     10.4 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met, and provided the cash or services received by the Company in exchange for Shares shall have a value not less than the aggregate par value of any Shares issued as part of such other Stock-Based Award.

25

     10.5 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or fully paid Shares as the Committee determines.

     10.6 Termination of Employment, Service as a Director or Third-Party Service Provider. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.3 and 5.4. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination, or reasons relating to the breach or threatened breach of restrictive covenants to which the Participant is subject, if any. Subject to Article 18, in the event that a Participant’s Award Agreement does not set forth such termination provisions, the following termination provisions shall apply:

(a)	Involuntary Termination or Resignation for Good Reason. These termination events apply only to Participants who are Employees or Third-Party Service Providers.

	(i)	If the Award is not intended to qualify for the Performance-Based Exception, in the event that a Participant’s employment or service, as the case may be, with the Company, Affiliate and/or any Subsidiary terminates by reason of an Involuntary Termination or Resignation for Good Reason by the Participant, the Participant shall receive a full payout of the Performance Units and/or Performance Shares.

	(ii)	If the Award granted to Participants who are Employees is intended to qualify for the Performance-Based Exception, the Participant shall receive a payout as determined under this subsection (a) upon attainment of the applicable Performance Measures.

(b)	Death or Disability. These termination events apply to all Participants.

	(i)	If the Award is not intended to qualify for the Performance-Based Exception, in the event that a Participant’s employment or service, as the case may be, with the Company, Affiliate and/or any Subsidiary terminates by reason of death or Disability, the Participant shall receive a full payout of the Award.

	(ii)	If the Award granted to Participants who are Employees is intended to qualify for the Performance-Based Exception, the Participant shall receive a payout as determined under this subsection (b) upon attainment of the applicable Performance Measures.

(c)	Retirement. This termination event applies only to Participants who are Employees.

	(i)	If the Award is not intended to qualify for the Performance-Based Exception, in the event that a Participant’s employment with the Company, Affiliate and/or any Subsidiary, terminates during a Performance Period due to Retirement, the Participant shall receive a prorated payout of the Award,

26

unless the Committee determines otherwise. The prorated payout shall be determined by the Committee, shall be based upon the length of time that the Participant held the Award during the Performance Period, and shall further be adjusted based on the achievement of the pre-established performance goals. Unless the Committee determines otherwise in the event of Retirement, payment of the earned Award shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

	(ii)	If the Award is intended to qualify for the Performance-Based Exception, the Participant shall receive a payout as determined under this subsection (c) upon attainment of the applicable Performance Measures.

(d)	Termination for Cause. This termination event applies to all Participants. In the event that a Participant’s employment, or service as a Director or Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates for Cause the Award (vested or unvested) shall be immediately forfeited to the Company. In addition, the provisions of Article 11 shall apply.

(e)	Other Termination. This termination event applies to all Participants, as follows:

	(i)	In the event that a Participant’s employment, or service as a Third-Party Service Provider with the Company, Affiliate and/or any Subsidiary terminates during a Performance Period for any reason other than as described in subsections (a) through (d), the unvested portion of the Award shall be immediately forfeited to the Company.

	(ii)	In the event that a Participant’s service as a Director with the Company, Affiliate and/or any Subsidiary terminates during a Performance Period for any reason other than as described in subsections (b) through (d), to the extent the Award is unvested, the Award shall become vested on the date of such termination and any restrictions shall lapse as to a portion of the Award determined as follows: (A) the total value of the Award times (B) a ratio, the numerator of which is the total number of months of service from the Grant Date of the Award to the end of the month in which the Participant’s termination occurs and the denominator of which is the total number of months of vesting or the performance period required for a fully vested Award as set forth in the Award Agreement. The unvested portion of the Award shall be immediately forfeited to the Company.

     10.7 Forfeiture and Right of Repurchase. In the event that any Shares are required to be forfeited under any circumstances set forth in this Article 10, Article 20 or otherwise under this Plan or an Award Agreement, then the Company shall have the right (but not the obligation) to repurchase any or all of such forfeited Shares for $0.001 per Share. The Company shall have 90 days from the date of any event giving rise to forfeiture within which to effect a repurchase of any or all of the Shares subject to such forfeiture conditions. The Company’s right to repurchase the Shares is assignable by the Company, in its sole discretion, to a Subsidiary, Affiliate or other party to whom such rights can be assigned under Applicable Laws.

27

Article 11. Forfeiture of Awards.

     11.1 General. Notwithstanding anything else to the contrary contained herein, the Committee in granting any Award shall have the full power and authority to determine whether, to what extent and under what circumstances such Award shall be forfeited, cancelled or suspended. Unless an Award Agreement includes provisions expressly superseding the provisions of this Article 11, the provisions of this Article 11 shall apply to all Awards. Any such forfeiture shall be effected by the Company in such manner and to such degree as the Committee, in its sole discretion, determines, and will in all events (including as to the provisions of this Article 11) be subject to the Applicable Laws.

     In order to effect a forfeiture under this Article 11, the Committee may require that the Participant sell Shares received upon exercise or settlement of an Award to the Company or to such other person as the Company may designate at such price and on such other terms and conditions as the Committee in its sole discretion may require.

     11.2 Forfeiture Events. Unless otherwise specified by the Committee, in addition to any vesting or other forfeiture or repurchase conditions that may apply to an Award and Shares issued pursuant to an Award, each Award granted under the Plan will be subject to the following forfeiture conditions:

(a)	Competitive Activity. All outstanding Awards and Shares issued pursuant to an Award held by an Participant will be forfeited in their entirety (including as to any portion of an Award or Shares subject thereto that are vested or as to which any repurchase or resale rights or forfeiture restrictions in favor of the Company or its designee with respect to such Shares have previously lapsed) if the Participant, without the consent of the Company, while employed or in service, as the case may be, or within six (6) months after termination of employment or service, establishes an employment or similar relationship with a competitor of the Company or engages in any similar activity that is in conflict with or adverse to the interests of the Company, as determined by the Committee in its sole discretion; provided, that if an Participant has sold Shares issued upon exercise or settlement of an Award within six (6) months prior to the date on which the Participant would otherwise have been required to forfeit such Shares or the Option under this subsection (a) as a result of the Participant's competitive or similar acts, then the Company will be entitled to recover any and all profits realized by the Participant in connection with such sale.

(b)	Termination for Cause. All outstanding Awards and Shares issued pursuant to an Award held by an Participant will be forfeited in their entirety (including as to any portion of an Award or Shares subject thereto that are vested or as to which any repurchase or resale rights or forfeiture restrictions in favor of the Company or its designee have previously lapsed) if the Participant’s employment or service is terminated by the Company for Cause; provided, however, that if an Participant has sold Shares issued upon exercise or settlement of an Award within six (6) months prior to the date on which the Participant would otherwise have been required to forfeit such Shares under this subsection (b) as a result of termination of the Participant’s employment or service for Cause, then the Company will be entitled to recover any and all profits realized by the Participant in connection with such sale; and provided further, that in the event the Committee determines that it is necessary to establish whether grounds exist for termination for Cause, the Award will be

28

suspended during any period required to conduct such determination, meaning that the vesting, exercisability and/or lapse of restrictions otherwise applicable to the Award will be tolled and if grounds for such termination are determined to exist, the forfeiture specified by this subsection (b) will apply as of the date of suspension, and if no such grounds are determined to exist, the Award will be reinstated on its original terms.

Article 12. Transferability of Awards

     12.1 Transferability. Except as provided in Section 12.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant or the Participant’s legal representative. Except as permitted by the Committee, Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

     12.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 12.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Article 13. Performance Measures

     13.1 Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share (basic or fully diluted);

(c)	Net sales or revenue growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(g)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(h)	Booking activity and Backlog growth (including, but not limited to, as measured in man-hours, future revenues, Foster Wheeler scope and/or contract profit);

(i)	Gross or operating margins;

(j)	Productivity ratios;

(k)	Share price (including, but not limited to, growth measures and total shareholder return);

(l)	Expense targets;

(m)	Leverage targets (including, but not limited to, absolute amount of consolidated debt, EBITDA/consolidated debt ratios and/or debt to equity ratios);

(n)	Credit rating targets;

(o)	Margins;

29

(p)	Operating efficiency;

(q)	Safety;

(r)	Market share;

(s)	Customer satisfaction;

(t)	Working capital targets;

(u)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(v)	Developing new products and lines of revenue;

(w)	Reducing operating expenses;

(x)	Developing new markets;

(y)	Meeting completion schedules;

(z)	Developing and managing relationships with regulatory and other governmental agencies;

(aa)	Managing cash;

(bb)	Managing claims against the Company, including litigation; and

(cc)	Identifying and completing strategic acquisitions.

     Any Performance Measure(s) may be used to measure the performance of the Company, any Subsidiary, or an Affiliate as a whole or any business unit of the Company, any Subsidiary, or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Committee may select Performance Measure (j) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 13.

     Notwithstanding the foregoing, for each Award designed to qualify for the Performance-Based Exception, the Committee shall establish and set forth in the Award the applicable performance goals for that Award no later than the latest date that the Committee may establish such goals without jeopardizing the ability of the Award to qualify for the Performance-Based Exception and the Committee shall be satisfied that the attainment of such Performance Measure(s) shall represent value to the Company in an amount not less than the par value of any related Performance Shares.

     13.2 Evaluation of Performance. Subject to Section 13.3, the Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs and other asset revaluations, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, (g) foreign exchange gains and losses, and (h) changes in material liability estimates. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

30

     13.3 Adjustment of Performance-Based Compensation. The degree of payout and/or vesting of Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Committee as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Committee shall have the sole discretion to adjust the determinations of the value and degree of attainment of the pre-established performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted so as to increase the payment under the Award (the Committee shall retain the sole discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the pre-established performance goals).

     13.4 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 13.1.

Article 14. Director Awards

     The Board shall determine all Awards to Directors. The terms and conditions of any grant to any such Director shall be set forth in an Award Agreement and shall be otherwise subject to the Plan.

Article 15. Dividend Equivalents

     Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

     Notwithstanding the foregoing, if the grant of an Award to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Award, such that the dividends and/or the Award maintain eligibility for the Performance-Based Exception. With respect to Restricted Stock and/or Restricted Stock Units, in the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock and/or Restricted Stock Unit with respect to which the dividend is paid.

Article 16. Beneficiary Designation

     Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the

31

Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s spouse, executor, administrator, or legal representative, as determined by the Committee, in its sole discretion.

Article 17. Rights of Participants

     17.1 Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time.

     Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

     17.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan. In addition, the receipt of any Award shall not create a right to receive a future Award.

     17.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the registered holder of such Shares.

Article 18. Change in Control

     18.1 Change in Control of the Company. Upon the occurrence of a Change in Control while the Participant is employed or in service with the Company, an Affiliate and/or any Subsidiary, unless otherwise specifically prohibited under Applicable Laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

(a)	Any and all Options and SARs granted hereunder shall become immediately vested and exercisable.

(b)	Any Period of Restriction for Restricted Stock and Restricted Stock Units granted hereunder that have not previously vested shall end, and such Restricted Stock and Restricted Stock Units shall become fully vested.

(c)	The target payout opportunities attainable under all outstanding Awards which are subject to achievement of any of the Performance Measures specified in Article 13, or any other performance conditions or restrictions that the Committee has made the Award contingent upon, shall be deemed to have been earned as of the effective date of the Change in Control, and such Awards treated as follows:

(i) The vesting of all such Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to

32

Participants a pro rata number of fully paid Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control. The Committee has the authority to pay all or any portion of the value of the Shares in cash.

	(ii)	All such Awards denominated in cash shall be paid pro rata to Participants, with the proration determined as a function of the length of time within the Performance Period, if any, that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

(d)	Subject to Article 19, herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

     18.2 Treatment of Awards. In the event of a Change in Control where the Company ceases to have publicly traded equity securities, after the consummation of the Change in Control, if no replacement awards are issued in lieu of outstanding Awards under the Plan, then the Plan and all outstanding Awards granted hereunder shall terminate, and the Company (or successor) shall pay Participants an amount for their outstanding Awards determined using the Change-in-Control Price. Participants with outstanding Options and SARs shall be given an opportunity to exercise all their Options and SARs in connection with the consummation of the Change in Control and receive payment for any acquired Shares using the Change-in-Control Price.

     18.3 Employment or Other Agreement. Notwithstanding the foregoing, to the extent that an employment or other agreement with the Company, Affiliate or Subsidiary provides benefits of greater value upon a Change in Control than those provided in this Article 18, the rights set forth in such other agreement shall supercede the provisions of this Article 18. In addition, to the extent that another employment or change in control agreement provides benefits with respect to Awards covered by this Plan that are of lesser value than the benefits provided under a Award granted under the Plan, the Award shall supersede such other employment or change in control agreement to such extent.

Article 19. Amendment, Modification, Suspension, and Termination

19.1 Amendment, Modification, Suspension, and Termination. Subject to Section 19.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.4, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by Applicable Laws.

19.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles,

33

whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

     19.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 19.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

     19.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, each Participant agrees to any amendment made pursuant to this Section 19.4 to any Award granted under the Plan without further consideration or action.

Article 20. Withholding

     20.1 General. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     20.2 Stock Settled Awards. Each Participant shall make such arrangements as the Committee may require, within a reasonable time prior to the date on which any portion of an Award settled in Shares is scheduled to vest, for the payment of all withholding tax obligations through either (i) giving instructions to a broker for the sale on the open market of a sufficient number of Shares to pay the withholding tax in a manner that satisfies all Applicable Laws, (ii) depositing with the Company an amount of funds equal to the estimated withholding tax liability, or (iii) such other method as the Committee in its discretion may approve, including a combination of (i) and (ii). If a Participant fails to make such arrangements, or if by reason of any action or inaction of the Participant the Company fails to receive a sufficient amount to satisfy the withholding tax obligation, then, anything else contained in this Plan or any Award to the contrary notwithstanding, the Shares that would otherwise have vested on such date shall be subject to forfeiture, as determined by the Committee, regardless of the Participant’s status as an Employee, Director or Third-Party Service Provider; provided, that the Committee, in its sole discretion, may permit a Participant to cure any failure to provide funds to meeting the withholding tax obligation (including any penalties or interest thereon), if the Committee determines that the failure was due to factors beyond the Participant’s control.

Article 21. Successors

     All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, amalgamation, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

34

Article 22. General Provisions
22.1	Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture (including repurchase of Shares for nominal consideration), or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, failure to remit the amounts necessary to satisfy the Participant’s tax withholding obligations, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

     22.2 Right of Offset. The Company, any Subsidiary, or an Affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company, any Subsidiary, or an Affiliate, as the case may be, may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, any Subsidiary, or an Affiliate, as the case may be, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 22.2.

     22.3 Compliance with Code Section 162(m). The Company intends that the Awards granted to Covered Employees shall satisfy the requirements of the Performance-Based Exception, unless otherwise determined by the Committee when the Award is granted. Accordingly, the terms of this Plan, including the definition of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. Notwithstanding the foregoing, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a fiscal year. If any provision of the

35

Plan or any Award Agreement designated as intended to satisfy the Performance-Based Exception does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person sole discretion to increase the amount of compensation otherwise payable in connection with such Award upon attainment of the applicable performance objectives. Payment of any amount that the Company reasonably determines would not be deductible by reason of Code Section 162(m) shall be deferred until the earlier of the earliest date on which the Company reasonably determines that the deductibility of the payment will not be so limited, or the year following the termination of employment.

     22.4 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

     22.5 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

     22.6 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     22.7 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all Applicable Laws, and to such approvals by any governmental agencies or stock exchange as may be required.

     22.8 Securities Law Compliance. With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     22.9 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

     22.10 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

36

     22.11 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

     22.12 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees, Directors, or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees, Directors, and/or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees and/or Third- Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 22.12 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

     Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

     22.13 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by Applicable Laws.

     22.14 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, any Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, any Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

37

     22.15 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     22.16 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s, any Subsidiary’s, or an Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

     22.17 Deferred Compensation. No deferral of compensation (as defined under Code Section 409A or guidance thereto) is intended under this Plan. Notwithstanding this intent, if any Award granted under the Plan would be considered deferred compensation as defined under Code Section 409A, and if this Plan or the terms of an Award fail to meet the requirements of Code Section 409A with respect to such Award, then such Award shall remain in effect and be subject to taxation in accordance with Section 409A. In this circumstance, the Committee may accelerate distribution or settlement of an Award in accordance with Code Section 409A. The Company shall have no liability for any tax imposed on a Participant by Code Section 409A, and if any tax is imposed on the Participant, the Participant shall have no recourse against the Company for payment of any such tax. Notwithstanding the foregoing, if any modification of an Award causes the Award to be deferred compensation under Code Section 409A, the Committee may rescind such modification in accordance with Code Section 409A.

     22.18 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

     22.19 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s, any Subsidiary’s, or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to amalgamate, merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company, any Subsidiary, or an Affiliate to take any action which such entity deems to be necessary or appropriate.

     22.20 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of New Jersey, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New Jersey, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

     22.21 Indemnification. Subject to requirements of New Jersey law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim,

38

action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute.

     The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Code of Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

39

ANNEX C
PROPOSAL NO. 5
PROPOSED BYE-LAW 44(1)

SHAREHOLDER RESOLUTION
AMENDMENT TO BYE-LAW 44(1)

RESOLVED:

          That the Bye-laws of the Company (the “Bye-laws”) be amended by deleting the text of Bye-law 44(1) in its entirety, substituting the following:

“The authorized share capital of the Company shall be divided into two classes: (i) common shares (the “Common Shares”) and (ii) preference shares (the “Preferred Shares”).”

FOSTER WHEELER LTD.

PROXY

2006 ANNUAL GENERAL MEETING OF SHAREHOLDERS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” PROPOSALS 1, 2, 3, 4 AND 5.

Please Mark Here [ ] For Address Change
SEE REVERSE SIDE

WITHHOLD
AUTHORITY
		FOR	for all
Proposal 1.	Election of three directors,	[ ]	[ ]
for terms expiring in 2009.

Nominees:
01 Diane C. Creel
02 Robert C. Flexon
03 James D. Woods

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, MARK A LINE THROUGH THE NOMINEE'S NAME.

		FOR	AGAINST	ABSTAIN
Proposal 2.	Appointment of	[ ]	[ ]	[ ]
PricewaterhouseCoopers LLP as
Foster Wheeler Ltd.'s
independent auditors for 2006
and authorization of the
board, through the Audit
Committee, to approve auditor
remuneration.

		FOR	AGAINST	ABSTAIN
Proposal 3.	To approve the shareholder	[ ]	[ ]	[ ]
resolution set forth on Annex A
providing for an increase in the authorized
share capital of the Company by
73,610,000 additional Common Shares.

		FOR	AGAINST	ABSTAIN
Proposal 4.	To approve the Foster	[ ]	[ ]	[ ]
Wheeler Ltd. Omnibus Incentive
Plan, attached as Annex B.

		FOR	AGAINST	ABSTAIN
Proposal 5.	To approve an amendment	[ ]	[ ]	[ ]
to bye-law 44(1) pursuant to the
shareholder resolution set forth in
Annex C, deleting references to specific
numbers of shares in the bye-law regarding
authorized capital.

Please mark this box [ ]
if you plan to
attend the Annual
Meeting

Choose MLink(SM) for fast, easy and secure 24/7 online
access to your future proxy materials, investment plan
statements, tax documents and more. Simply log on to
Investor ServiceDirect(R) at www.melloninvestor.com/isd
where step-by-step instructions will prompt you through
enrollment.

SIGNATURE	SIGNATURE	DATE

NOTE: Please sign your name exactly as it appears above.
Joint owners should each sign.
When signing as an executor, administrator, personal representative, trustee, etc., please give full title as such.

^ FOLD AND DETACH HERE ^

VOTE BY INTERNET OR TELEPHONE OR MAIL

24 HOURS A DAY, 7 DAYS A WEEK

Votes will be accepted via internet and telephone through 11:59 P.M. Eastern
Time on May 8, 2006.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/fwlt		1-866-540-5760		Mark, sign and date
Use the internet to		Use any touch-tone		your proxy card and
vote your proxy.	OR	telephone to vote	OR	return it in the
Have your proxy card		your proxy. Have		enclosed
in hand when you		your proxy card in		postage-paid
access the web site.		hand when you call.		envelope.

If you vote your proxy by internet or by telephone,
you do NOT need to mail back your proxy card..

[PAGE]

FOSTER WHEELER LTD.

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR
THE ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2006

              The undersigned hereby appoints Raymond J. Milchovich, Lisa Fries Gardner and John A. Doyle, Jr., each with power to act without the other and with full power of substitution, as proxies to represent and to vote, as indicated on the reverse side of this card, all common shares of Foster Wheeler Ltd. registered in the name of the undersigned at the annual general meeting of shareholders to be held at the offices of Foster Wheeler Ltd., Perryville Corporate Park, Clinton, New Jersey on May 9, 2006 or any postponements or adjournments thereof.

              The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no specific direction is given, the shares represented by this proxy will be voted to approve the proposals listed on the reverse side. Discretionary authority is hereby conferred on the proxyholders as to all other matters that may come before the meeting or any postponements or adjournments thereof.

(Continued, and to be marked, signed and dated on the other side)

Address change/comments (mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

ADMISSION TICKET

DIRECTIONS TO FOSTER WHEELER LTD.
PERRYVILLE CORPORATE PARK
CLINTON, NJ

FROM:

I-78 WEST: Take Route 78 West to Exit 12 (Jutland, Norton). Make a left off the exit ramp and go to the traffic light. Make a left at the light, over Route 78. Make a right at the first light (Frontage Road). Perryville Corporate Park is one half mile on the left. Use the second driveway on the left and follow the signs for annual meeting parking.

I-287 NORTH TO SOUTH: Follow Route 287 South to Exit 21B (Easton) which will be Route 78 West. Follow the directions from I-78 West above.

I-287 SOUTH TO NORTH: Follow Route 287 North and follow the signs for I-78 West, then follow the directions from I-78 West above.

LIVINGSTON - FLORHAM PARK AREA: Take Route 24 West to the end (staying left) and follow signs for I-287 South-Somerville, then follow directions from Route I-287 North to South.

GARDEN STATE PARKWAY NORTH OR SOUTH: Take the Garden State Parkway to Exit 142. Follow the signs for I-78 West, then follow the directions from I-78 West above.

PHILLIPSBURG, ALLENTOWN AND EASTON: Take Route 22 East and go over the Phillipsburg Bridge, stay on Route 22 through Phillipsburg bearing right on Route 22 to I-78 East. Stay on I-78 East to Exit 11 (W. Portal, Pattenburg). Go straight through the traffic light at the end of the exit ramp. Bear left at fork. Perryville Corporate Park entrance is one half mile on the right. Use the first driveway on the right and follow the signs for annual meeting parking.

THIS TICKET IS NOT TRANSFERABLE